THIS OPTION AGREEMENT is made effective the day of October 31st, 2013 (hereinafter referred to as the Effective Date”)

BETWEEN:

SAGE GOLD INC.,

a corporation existing under the laws of Ontario

(hereinafter referred to as "Sage")

OF THE FIRST PART

AND:

SILVER STREAM MINING CORP.,

a corporation existing under the laws of Nevada, United States

(hereinafter referred to as "Silver Stream")

OF THE SECOND PART

WHEREAS:

A.

Sage owns certain legal and beneficial interests in certain unpatented mining claims and mining leases located in the Townships of Walters and Leduc, Ontario known collectively as the Solomon Pillars Property, all as more particularly described in Schedule "A" hereto (and defined herein as the "Property"); and

B.

Sage has agreed to grant Silver Stream the exclusive option to earn a 55% undivided interest in the Property and a further option to increase the undivided interest to 80%,  on the terms and subject to the conditions of this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual agreements, covenants and provisions herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1 - INTERPRETATION

1.1

Definitions

For the purposes of this Agreement the following words and phrases shall have the following meanings, namely:

(a)

"Advance Royalty" shall mean the $25,000 annual advance royalty payable to Lyle Holt and Norma Cox as defined in the King Solomon Pillars Option Agreement attached hereto as Schedule "B" which will be assumed by Silver Stream under this Agreement;

(b)

"Conditions" shall mean: The agreement by Lyle Holt and Norma Cox (King Solomon Pillars NSR royalty holders) and 2090720 Ontario Inc. (Solomon Pillars NSR royalty holders) to and in favour of Silver Stream, on terms and conditions satisfactory to Silver Stream, acting reasonably, to the assignment to Silver Stream, on exercise of the Option, of all right, title and benefit of Sage under the Solomon Pillars and King Solomon Pillars royalty agreements such that Silver Stream may hold the same in trust as Operator of the joint venture as the interests of the participants may appear. Silver Stream acknowledges and agrees that Lyle Holt, Norma Cox and 2090720 Ontario Inc. may require as a condition to the execution of such agreement, the acknowledgement and agreement of Silver Stream to be bound thereby if the Option is duly exercised;

 (c)

"Earn-In Phase" shall mean the period during which the Option is outstanding and prior to exercise;

(d)

"Encumbrances" shall mean any and all mortgages, security interests, pledges, liens, charges, encumbrances, contractual obligations, royalties and rights  of claims  of others  affecting  title to or the use of the Property,  recorded or registered on title to the Property;

(e)

"Exchange" shall mean the OTCQB in the United States;

(f)

"Exploration  and Development" shall mean,  among other  things,  all direct  and indirect property preparation,   exploration,  analysis    (and   activities    incident thereto), administration and filing work and expenditure conducted and incurred by Silver Stream,  at its instruction, or on its behalf,  or by assignment to another  party, for the  purpose of  determining the  existence  of  mineral deposits of  a  commercial nature on the Property;

(g)

"Exploration  Expenditures"  shall  mean all cash,  expenses,  obligations  and liabilities of whatever  kind  or  nature  spent  or incurred  directly or indirectly by Silver Stream  in completion with the Exploration and  Development of the Property, including without limitation, monies expended collecting and compiling data, information and materials concerning the Property and area, monies expended  in  maintaining the Property in good standing by the performance and filing  of assessment work, monies expended  doing geophysical,  geochemical  and   geological    surveys,   drilling, assaying and  metallurgical testing,  and in  paying  the  fees,  wages,  and  salaries, travel expenses, of all persons  engaged in work with respect  to and for the benefit of the Property,  in paying for the food, lodging  and other reasonable needs of such workers,  and in supervision of management of all work  done  with respect  to and for  the  benefit of the Property and Silver Stream  shall be entitled to credit towards Exploration Expenditures its  actual  administrative or overhead expenses, which actual expenses shall not exceed 10% of  the Exploration  and  Development expenses incurred  directly on the Property;

(h)

"JV Agreement" shall mean the joint venture agreement to be entered into by Silver Stream and Sage following exercise of the Option and formation of the joint venture (the "Joint Venture") between Silver Stream and Sage;

(i)

"King Solomon Pillars Option Agreement" shall mean the option agreement of November 16, 2007 between Sage Gold Inc. and Lyle Holt and Norma Cox as attached in Schedule "B"

(j)

"Ministry" shall mean  the  Ministry  of  Northern  Development,  Mines  and Forestry;

(k)

"Ministry Consent" shall have the meaning set forth in Section 6.2(d);

(l)

"NSR" shall mean the 3% net smelter return royalty for precious metals and the 2% net smelter return royalty as defined in the King Solomon Pillars Royalty Agreement and the 1% net smelter return royalty as defined in the Solomon Pillars Royalty Agreement that will be governed by the term  of the agreement attached as Schedule “B” hereto;

(m)

"Operator" shall mean the person or company acting as such pursuant to this Agreement;

(n)

"Option" shall mean the options granted by Sage to Silver Stream under Sections 4.1 and 4.2 hereof to acquire a 55% or 80% interest in the Property;

(o)

"Option Period" shall mean the period from the date of this Agreement up to and including the date of exercise or termination of the Option;

(p)

"Permitted Encumbrances" shall mean those Encumbrances listed on Schedule "C" hereto;

(q)

"Programs" shall mean the plans, including budgets, to carry on Exploration and Development and to incur Exploration Expenditures; and

(r)

"Property" shall mean collectively the unpatented mining claims and mining leases and the rights of Sage therein and thereto as set forth in Schedule "A" hereto.

1.2

Captions and Section Numbers

The headings and Section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

1.3

Section References and Schedules

Any reference to a particular "Article", "Section", "paragraph", "clause" or other subdivision is to  the particular  Article,  Section,  clause or other subdivision  of  this  Agreement  and  any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and  by such reference  the appropriate Schedule is incorporated  into  and  made  part  of  this Agreement. The Schedules to this Agreement are as follows:

Schedule "A"

Property

Schedule "B"

King Solomon Pillars and Solomon Pillars Option and NSR agreements

Schedule "C"

Permitted Encumbrance

1.4

Severability of Clauses

If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not  affect the validity  of  the remainder  which  will  continue  in  full  force  and  effect and be construed as if this Agreement  had been executed without the invalid portion, and it is hereby declared  the intention  of  the parties  that  this  Agreement  would  have  been  executed  without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

1.5

Currency

All references herein to currency are references to Canadian dollars.

ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF SAGE

2.1

Representations and Warranties

Sage represents and warrants to Silver Stream, with the knowledge that Silver Stream is relying upon same in entering into this Agreement, that:

(a)

Sage is a corporation duly existing under the laws of Ontario and has the corporate power, capacity and authority to carry on its business, to enter into this Agreement and to perform its obligations hereunder;

(b)

this Agreement has been duly authorized, executed  and delivered by Sage and is a legal, valid and binding obligation of Sage, enforceable against  Sage in accordance with its terms;

(c)

the consummation of the transactions  herein  contemplated will  not conflict  with or result  in any breach  of any covenants  or agreements contained  in, or constitute a default  under,  or result in the creation of any encumbrance under  the provisions of  the  Articles  or  by  of  Sage  or  any shareholders'  or  directors'  resolution,  indenture, agreement or other instrument  whatsoever to which Sage is a party or by which it is bound or to which it may be subject;

(d)

at the Effective Date, all necessary third party and/or regulatory consents  (save and except the Ministry Consent) shall have been obtained by Sage in order to enable Sage to execute, deliver and perform this Agreement;

(e)

Sage has good and marketable title to the Property, subject only to the Permitted Encumbrances;

(f)

Schedule "A" accurately describes the Property and the interest of Sage in the Property and the Property is in good standing under the laws of the Province of Ontario and all assessments, taxes, rental  payments, or other payments relating  to the Property due  have  been  made  and the unpatented mining  claims  comprising part of the Property are in good  standing  until  the dates listed  in such  Schedule “A”.   Sage has not received   notice and has no knowledge of  any proposal   to terminate or vary  the terms  of or rights attaching  to the Property  from  any court, government or other regulatory authority  or of any challenge  to Sage' right, title or interest  in the Property.  The prospecting work, processes, undertaking and other operations carried   on  or conducted   by  or  on  behalf  of  Sage  in  respect  of  the Property  have been  carried  on or conducted  in a sound  and workmanlike manner and in compliance with sound geological  and geophysical exploration and mining, engineering and metallurgical practices. To the knowledge of Sage, all such work, processes, undertaking and  other  operations conducted  by or  on  behalf  of Sage were in material compliance with all applicable federal,  provincial and  local laws,  by-laws, ordinances, permits,   rules,  regulations and orders or decisions rendered by any governmental or quasi-governmental ministry,  department or administrative or regulatory agency;

(g)

activities on the Property  by Sage and  its agents have not been in material violation of any material  environmental law, regulations or regulatory prohibition or  order  and  to  the  best knowledge of  Sage,  conditions on  and  relating  to  the Property  are in material  compliance with such  laws,  regulations, prohibitions and orders;

(h)

to the knowledge of Sage and except as indicated  on the mining  claim abstracts  or otherwise recorded  on title,  no portion  of the Property  lies within  any  protected area,  rescued  area, reserve,  reservation  or  special  needs  lands  as designated by any  governmental authority having  jurisdiction that  would  materially impair  the development of a mining project on such land. As a result of activities of Sage and to the knowledge of Sage, there has been no material spill, discharge, leak, emission, ejection, escape, dumping or any release of any kind of any toxic or hazardous substance or waste (as defined by applicable law) from, on, in or under the Property or into the environment, except releases permitted or otherwise authorized by such law. To the knowledge of Sage, no toxic or hazardous substance or waste has been treated on, disposed of or is now stored on the Property by or on behalf of Sage or its agents, except in compliance with applicable law. Sage has not received notice of the existence of condemnation, expropriation or similar proceedings affecting the Property;

(i)

except as set forth in this Agreement and the Schedules hereto, there is no agreement respecting the Property to which Sage is a party and to the knowledge of Sage, there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof, and no persons have any royalty, net profits or other interests whatsoever in production from any of the mineral interests comprising the Property except in each case, for the Permitted Encumbrances;

(j)

Sage has the exclusive right to enter into this Agreement and, except as otherwise provided in this Agreement, to transfer its interest in the Property to Silver Stream, free and clear of all Encumbrances, obligations and any other restrictions, except for Permitted Encumbrances;

(k)

the entering into and the performance of this Agreement and the transactions contemplated herein will not result in  the violation of  any judgment, decree, order, rule or regulation of any court or administrative body by which Sage is bound, or any statute or regulation applicable to Sage;

(l)

no proceedings are pending for, and to Sage's knowledge, there is no basis for, the institution of any proceedings leading to, the dissolution or winding up of Sage or the placing of Sage into bankruptcy or making it subject to any other laws governing the affairs of insolvent corporations;

(m)

to Sage's knowledge, there are no outstanding work orders or actions required to be taken relating to environmental matters in respect to the Property or any operations thereon and it has no knowledge of any other environmental issues affecting the Property;

(n)

there is no litigation, proceeding  or investigation  pending or to the knowledge of Sage threatened  against Sage relating to the Property, nor does Sage know, after due inquiry,  of  any basis  for  any litigation,  proceeding  or investigation  which would affect any of forgoing; and

(o)

Sage is not a party to any agreement which provides for the payment of finder's fees, brokerage  fees, commissions or other  fees or amounts  which  are or may become payable to any third party in connection  with the execution and delivery of this Agreement and the transactions contemplated herein.

2.2

Survival

The representations  and warranties  contained  in this Article  2 are provided  for the exclusive benefit of Silver Stream, and a breach of any one or more thereof may be waived by Silver Stream in whole or in part at any time without prejudice to its rights in respect of any other breach of same or any other representation  or warranty,  and the representations  and warranties  contained in  this Article 2 shall survive for a period of one year from the execution hereof.  Sage agrees to indemnify and hold harmless Silver Stream from all losses actually incurred by Silver Stream in connection with a breach of any representation or warranty made by Sage contained herein.

2.3

Technical Information

Following the execution of this Agreement, Sage will deliver to Silver Stream all technical information in its possession in respect of the Property that has not previously been provided by Sage to Silver Stream.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF SILVER STREAM

3.1

Representations and Warranties

Silver Stream represents and warrants to Sage, with the knowledge that Sage is relying upon same in entering into this Agreement, that:

(a)

Silver Stream  is  a  corporation  duly  existing  under  the  laws  of  Nevada, United States  and  has  the corporate power, capacity and authority to carry on its business, to enter into this Agreement and to perform its obligations hereunder;

(b)

this Agreement has been duly authorized, executed and delivered by Silver Stream and is a legal,   valid and binding   obligation of  Silver Stream, enforceable  against Silver Stream  in accordance with its terms;

(c)

the consummation  of the transactions herein contemplated  will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the Articles or bylaws of Silver Stream or any shareholders' or directors' resolution, indenture, agreement  or other instrument whatsoever  to which Silver Stream is a party or by which it is bound or to which it may be subject, at all times subject to receipt by Silver Stream of the approval of the Exchange as contemplated in this Agreement;

(d)

the entering into and the performance of this Agreement and the transactions contemplated  hereby  will  not  result  in the  violation  of  any  judgment,  decree, order,  rule or regulation  of any court or administrative  body  by which  Silver Stream is bound, or any statute or regulation applicable to Silver Stream;

(e)

no proceedings are pending for, and to the best of Silver Stream's  knowledge, there is no basis for the institution of any proceedings leading to, the dissolution or winding up of Silver Stream or the placing of Silver Stream in bankruptcy or making it subject to any other laws governing the affairs of insolvent corporations;

(f)

Silver Stream is a reporting issuer in good standing and not in default under the securities laws of the United States and no securities commission or similar regulatory authority has issued any order preventing or suspending trading in any securities of Silver Stream;

(g)

the authorized capital of Silver Stream consists of 150,000,000 shares, of which 37,431,000 shares are issued and outstanding as of the date hereof;

(h)

the common shares in the capital stock of Silver Stream (the “Silver Stream Shares”) are listed and posted for trading on the OTCQB and to the knowledge of Silver Stream, the OTCQB has not ordered or indicated any intention to order that the Silver Stream Shares be delisted, suspended from trading or transferred to the Pink Sheets.

3.2

Survival

The representations and warranties contained in this Article 3 section are provided for the exclusive benefit of Sage and a breach of any one or more thereof may be waived by Sage in whole or in part at any time without prejudice to its rights in respect of any other breach of same or any other representation or warranty, and the representations and warranties contained in this Article 3 shall survive for a period of one year from the execution hereof. Silver Stream agrees to indemnify and hold harmless Sage from all losses actually incurred by Sage in connection with a breach of any representation or warranty made by Silver Stream contained herein and in connection with any operations on the Property conducted by Silver Stream subsequent to the Effective Date.

ARTICLE 4 - GRANT OF OPTION

4.1

Option to Acquire 55% Interest

In consideration of the amounts set out below paid by Silver Stream to Sage, the receipt and sufficiency of which is hereby expressly acknowledged by each of the parties hereto, Sage hereby gives and grants to Silver Stream the exclusive and irrevocable Option (the “First Option”) to acquire, free of all liens, charges, encumbrances, claims or right of offer except as otherwise provided for herein, except the Permitted Encumbrances, an undivided 55% right, title and interest in and to claims comprising the Property.  In order to maintain the First Option to acquire a 55% interest in the claims comprising the Property, Silver Stream shall:

(a)

pay Sage a cash payment of $25,000 upon execution of this Agreement;

(b)

expend $50,000 in Exploration Expenditures on the Property and pay Sage a cash payment of $30,000 or at Silver Stream’s option the equivalent value of $30,000 in Silver Stream Shares.  Price to be based on Silver Stream’s 30 day volume weighted average price (“30 Day VWAP”) and paid on or before the 12 month anniversary of this Agreement;

(c)

expend $100,000 in Exploration Expenditures on the Property and pay Sage a cash payment of $40,000 or at Silver Stream option the equivalent value of $40,000in Silver Stream Shares.  Price to be based on Silver Streams 30 Day VWAP and paid on or before the 24 month anniversary of this Agreement; and

(d)

expend $150,000 in Exploration Expenditures on the Property on or before the 36 month anniversary of this Agreement.

4.2

Option to Acquire Additional 25% Interest

Upon acquisition of its 55% interest in the Property according the stipulations of the First Option herein, Silver Stream becomes eligible for a second option (the “Second Option”) to increase its interest in the Property to 80% by making a one time cash payment a one-time cash payment of $250,000 within 90 days of the exercise of the Option.

4.3

Failure to Pay Exploration Expenditures

In addition to and notwithstanding anything herein contained, the parties hereto acknowledge and agree that if, subsequent to the date or dates on or before which the Exploration Expenditures referred to in section 4.1 are required to be incurred by Silver Stream, it is determined upon examination or audit, whether by Silver Stream or Sage, that such Exploration Expenditures have not been incurred, Silver Stream shall not lose any of its rights hereunder and the Option shall not terminate provided Silver Stream pays to Sage 100% of such deficiencies in Exploration Expenditures:

(a)

if Silver Stream determines such deficiency, within thirty (30) days following such determination; or

(b)

if Sage determines such deficiency, within thirty (30) days following notice to Silver Stream of such determination.

4.4

Records

Silver Stream shall maintain proper books and records to reflect all Exploration Expenditures incurred by Silver Stream and same shall be available for inspection by Sage, its servants and agents, during normal business hours from time to time.

4.5

Lack of Capital

A lack of available capital shall not constitute a sufficient basis for suspending the obligations of a party to this Agreement.

4.6

Option Agreement Only

The parties agree that this Agreement constitutes only an option to acquire an interest and that nothing herein shall obligate Silver Stream to make the Exploration Expenditures and cash payments outlined in paragraphs 4.1(a) – (d) and 4.2, save and except for those cash payments called for in paragraphs 4.1(a) which are to be delivered upon execution of this Agreement.

ARTICLE 5 - EXERCISE OF OPTION

5.1

Exercise of First Option

The First Option will be deemed to be fully vested and available for exercise upon Silver Stream satisfying the requirements contained in Section 4.1 above.

5.2

Exercise of Second Option

After Silver Stream duly exercises the First Option in accordance with the terms provided herein, and upon 90 days notice to Sage, Silver Stream may increase its interest to 80% in the Property by making a one-time cash payment in favour of Sage as provided for in Section 4.2 of this Agreement and the Second Option will be deemed to be fully vested and available for exercise upon Silver Stream satisfying the requirements contained in Section 4.2 thereof. For greater certainty, if Silver Stream does not (a) provide the notice provided for in this Section 5.2 or (b) complete the payments prescribed by Section 4.2 of this Agreement within 90 days of the exercise of the First Option, the Joint Venture as provided in Article 6 shall be formed and Silver Stream shall have an ownership interest of 55% in the Property.

5.3

Acceleration of Exploration Expenditures and Payments

The Exploration Expenditures and cash payments set forth in Section 4.1 may be accelerated at the election of Silver Stream at any time and, notwithstanding the dates for performance set forth in Section 4.1, Silver Stream will be deemed to have exercised the Option upon the satisfaction of those obligations.   All Exploration Expenditures which are in excess of those required during any year during the Earn-in Phase will be carried forward and applied to future Exploration Expenditure requirements as well as expenditure  contributions  required under the JV Agreement, to a maximum of $250,000.

5.4

Reports of Exploration Expenditures

On or before the date which is 60 days after each of the dates set forth in paragraphs 4.l (b) through (d) above, Silver Stream shall deliver to Sage a summary report setting forth in reasonable detail the Exploration  Expenditures incurred by Silver Stream to such date. Sage shall have 60 days from the time of receipt of such statement to question the accuracy thereof, failing which such statement shall be deemed to be correct. If such matter is questioned by Sage and cannot be resolved by the parties within 60 days of receipt of Sage's questions such matters will be governed by Article 15 hereof. Further, during the Option Period, Sage will be entitled, from time to time, to inspect the data maintained and derived by Silver Stream from the Property upon not less than 15 days written notice to Silver Stream.

5.5

Operator

During the Earn-in Phase and until the Joint Venture is formed, the Operator in respect of the Property shall be Silver Stream.  Silver Stream shall in its capacity as Operator determine in its sole discretion, but after reasonable consultation with Sage, the programs for the Exploration and Development of the Property. Such programs shall take into consideration the cumulative Exploration Expenditures to be incurred by Silver Stream pursuant to Section 4.1 of this Agreement.

5.6

No Partnership

The parties hereto have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any party the partner, agent or legal representative of any other party, nor create any fiduciary relationship between them for any purpose whatsoever.  No party hereto shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other party except as may be, from time to time, agreed upon in writing between the parties, on a case by case basis, or as otherwise expressly provided.

ARTICLE 6 - OPTION VESTING AND EXERCISE

6.1

Vesting

Upon Silver Stream incurring the Exploration Expenditures, and making the cash payments contemplated by Sections 4.1(a), (b), (c) and (d) hereof, the Option shall be vested and upon the Option being exercised, the Joint Venture shall be constituted between Silver Stream and Sage.

6.2

Exercise

Upon the Option having vested in accordance with Section 6.1,

(a)

Silver Stream will provide written notice to Sage of Silver Stream’s intent to exercise the Second Option;

(b)

Silver Stream will execute and deliver such additional acknowledgements and assumption agreements, and by the holders  of royalties on the Property identified in Schedule "B" hereto;

(c)

Silver Stream will apply for and obtain at its sole cost and expense, the consent of the Ministry required to transfer its interest in any mining leases which comprise part of the Property (the "Ministry Consent"); and

(d)

Sage shall execute such registerable transfer documents (hereinafter called the "Transfer Documents") as Silver Stream and its counsel may reasonably deem necessary to assign, transfer and assure to Silver Stream good and marketable title to its applicable interest in and to the Property, as earned hereunder, and shall provide such Transfer Documents to Silver Stream within 10 business days of completion of the exercise of the Option.

6.3

Joint Venture

Upon acquisition by Silver Stream of its 55% or 80% interest in the Property, the Joint Venture shall be formed pursuant to the terms hereof and Silver Stream and Sage shall forthwith negotiate in good faith to settle the terms of and execute the JV Agreement, which will be substantially in the form of the Model Joint Venture Agreement presently available from the Rocky Mountain Mineral Law Foundation and the further development of the Property shall be governed by such JV Agreement.

Without limitation, the JV Agreement shall provide that, in the event that Silver Stream or Sage's interest in the Property is diluted at any time to less than 10%, Silver Stream or Sage's interest in the Property will revert to a 2% net smelter return royalty.

In the event that Sage and Silver Stream cannot reach agreement on the form of JV Agreement within three months of the exercise by Silver Stream of the Option, then either party may refer the matter to an expert determination.  Subject  to  any  other determination by the expert, the costs of obtaining the determination shall be at the cost and expense of the parties equally except that each party must pay its own advisors, consultants and legal fees and expenses unless the parties otherwise agree. The expert determination must be conducted by a person or body agreed to by the parties, or failing agreement by a person or body nominated by the Rocky Mountain Mineral Law Foundation with expertise in mining. In making its determination, the expert must act in that capacity and not as arbitrator.   The expert's finding is final and binding upon the parties in the absence of manifest error.

ARTICLE 7 - CONDITIONS

7.1

Conditions

This Agreement shall be subject to satisfaction of the Conditions that are for the benefit of Silver Stream and may be waived by Silver Stream.

ARTICLE 8 - TERMINATION

8.1

Termination

The Option may be terminated by:

(a)

Sage if the option agreement is not executed and the initial payment of $25,000 is not made by October 31st, 2013;

(b)

Silver Stream if the Conditions are not fulfilled in accordance with their terms on or before October 31st, 2013;

(c)

Sage, by 30 days prior written notice to Silver Stream upon the failure by Silver Stream to meet its obligations in accordance with Section 4.1 thereof;

(d)

Sage in accordance with Section 15.2 thereof; and

(f)

Sage in the event Silver Stream’s Shares are delisted from the OTCQB.

(g)

Silver Stream, by written notice to Sage.

8.2

Duties of Silver Stream Upon Termination

In the event that the Option is terminated, otherwise than by the exercise thereof, Silver Stream shall:

(a)

leave the property in good standing for a period of at least 90 days from the termination of the Option Period, those claims and leases comprising the Property;

(b)

make available to Sage within 90 days of such termination, all drill core, copies of all reports,  maps, assay results and other relevant technical data compiled  by, prepared  at the  direction  of,  or in the  possession  of  Silver Stream  with  respect to the Property and not previously provided to Sage; and

(c)

within the time periods prescribed by law, complete all reclamation work required on the Property required by the activities of Silver Stream during the Option Period.

8.3

Residual Right of Entry

In the event of termination of the Option other than by the exercise thereof, Silver Stream shall have the right, within a period of 120 days following such termination, to remove from the Property all buildings, plant, equipment, machinery, tools, appliances and supplies which have been brought upon the Property by or on behalf of Silver Stream.

ARTICLE 9 - RIGHT OF ENTRY

9.1

Silver Stream's Right of Entry

During the Option Period, Silver Stream and its employees, agents and independent contractors, shall have the right in respect of the Property to:

(a)

enter thereon;

(b)

subject to Sage's rights under Article 11.1(b) and the rights of the other owners or holders of interest in Property as set forth in Schedule "A", have exclusive and quiet possession thereof;

(c)

do such prospecting, exploration, development and/or other mining work thereon and thereunder as Silver Stream in its sole discretion  may determine advisable;

(d)

bring upon and erect upon the Property, buildings, plant, machinery and equipment as Silver Stream may deem advisable;  and

(e)

remove therefrom and dispose of reasonable quantities or  ores, minerals and metals for the purpose of obtaining assays or making other tests.

ARTICLE 10 - REGISTRATION

10.1

Registration and Transfer

Upon the request of Silver Stream, Sage shall assist Silver Stream to record this Agreement with the appropriate mining recorder and land registry office.

ARTICLE 11 - OBLIGATIONS OF SILVER STREAM DURING OPTION PERIOD

11.1

Obligations of Silver Stream

During the Option Period, Silver Stream shall:

(a)

maintain in good standing the Property by the doing and filing of assessment work for the Property or the making of payments in lieu thereof, by the payment of taxes and rentals in respect of the Property, and the performance of all other actions which may be necessary in that regard and in order to keep such claims, licenses and concessions free and clear of all liens and other charges arising from Silver Stream's activities thereon except those at the time contested in good faith by Silver Stream;

(b)

permit Sage, or its representatives duly authorized in writing at all reasonable times and intervals, and on reasonable notice, to visit and inspect the Property and data obtained by Silver Stream as a result of its operations thereon, provided always that Sage or its representatives shall abide by the rules and regulations set out by Silver Stream relating to matters of health and safety in its operations;

(c)

do all work on the Property in a good and workmanlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority;

(d)

perform all rehabilitation, reclamation or pollution control on the Property which is required as a result of the activities thereon of Silver Stream, its representatives or its agents, to the standards required by all applicable laws; and

(e)

indemnify and save Sage harmless in respect of any and all costs, claims, liabilities, expenses and damages, whether as a result of damage to property or to persons or death, and whether to employees, agents, officers or consultants of Silver Stream or any other person, arising out of Silver Stream's presence or activities on the Property, but Silver Stream shall incur no obligation hereunder in respect of the Property arising or damages suffered after termination of the Option if upon termination of the Option, any workings on or improvements to the Property made by Silver Stream are left in a safe condition.

ARTICLE 12 - FORCE MAJEURE

12.1

Events of Force Majeure

If during the Option Period Silver Stream is prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, terrorist acts, acts of  God, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of Silver Stream but excluding the unavailability or shortage of funds,  then the  time limits  for the performance by Silver Stream of  its obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

12.2

Notice

Silver Stream shall give notice to Sage of each event of force majeure under Section 12.1 hereof within 10 days thereof, and upon cessation of such event shall furnish Sage with notice of that event together with particulars of the number of days by which the obligations of Silver Stream hereunder have been extended by virtue of such event of force majeure.

ARTICLE 13 - PROPERTY TRANSFER

13.1

Transfers

Either party hereto may at any time either during the Option Period or thereafter, sell, transfer, assign, or otherwise dispose of all or any portion of its interest in and to the Property and/or this Agreement provided that (i) the other party hereto has consented to the transfer, which consent in all cases shall not be unreasonably withheld or delayed, and (ii) any purchaser, grantee or transferee of any such interest shall have first delivered to the party not transferring an interest, its agreement relating to this Agreement and to the Property, containing:

(a)

a covenant to be bound by and to perform all the obligations of the transferring party to be  performed  under this Agreement in  respect of  the interest  to be acquired by it from the transferring party to the same extent as if this Agreement had been originally executed by such purchaser, grantee or transferee; and

(b)

a provision subjecting any further sale, transfer or other disposition of such interest in the Property and/or this Agreement or any portion thereof to the restrictions contained in this Article 13.

13.2

Discharge

Upon the transfer by a party of its entire interest at the time held by it in this Agreement, and the Property, whether to one or more transferees and whether in one or in a number of successive transfers, the transferring party shall be deemed to be discharged from all obligations hereunder, save and except for the fulfillment of contractual commitments accrued due prior to the date on which the transferring party shall have no further interest in this Agreement and the Property.

ARTICLE 14 - CONFIDENTIAL INFORMATION

14.1

Confidentiality

No information in respect of the activities carried out on the Property by Silver Stream shall be published or disclosed by Sage without the prior written consent of Silver Stream.  Such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of  information  required  to  be  publicly  disclosed  pursuant to applicable securities laws, regulations or policies or the rules and policies of the Toronto Stock Exchange or the Exchange.

ARTICLE 15 - ARBITRATION

15.1

Arbitration Procedures

Except for the failure to make the cash payments in accordance with Section 4.1 (in respect of which Silver Stream must strictly comply) and except as provided in Section 6.3, all questions or matters in dispute with respect to this Agreement, or the construction or application thereof or as to any act, deed or omission of any party in any way relating to this Agreement, will be submitted to and resolved by arbitration pursuant to the terms hereof.

(a)

Such arbitration shall be conducted by a single arbitrator. The arbitrator shall be appointed by agreement between the parties or, in the absence of such agreement, such arbitrator will be appointed by a Judge of the Superior Court of Justice sitting in Toronto, Ontario, upon the application of either of the parties.

(b)

Unless otherwise agreed to by the parties, the arbitration shall be held in the City of Toronto. The procedure to be followed shall be as agreed to by the parties or, in the absence of such agreement, determined by the arbitrator. The arbitration shall proceed in accordance with the provisions of the Arbitration Act, 1991 (Ontario).

(c)

The arbitrator shall have the power to proceed with the arbitration and to deliver his or her award notwithstanding the default by any party in respect of any procedural order made by the arbitrator. The decision arrived at by the arbitrator shall be final and binding and no appeal shall lie therefrom.  Judgement upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

(d)

The arbitrator may make any order that he or she determines to be appropriate with respect to the costs of the arbitration and the party to bear such costs.

15.2

Submission of Matter to Arbitration

If arbitration is sought, a party shall not be deemed in default until the matter shall have been determined finally by appropriate arbitration pursuant hereto. If:

(i)

the default is not so cured or a commencement made to cure it;

(ii)

arbitration is not so sought; or

(iii)

Silver Stream is found in arbitration proceedings to be in default, and fails to cure it or commence proceedings to cure it within 30 days after the rendering of the arbitration award;

Sage may, by written notice given to Silver Stream at any time while the default is continuing, terminate the Option

ARTICLE 16 - NOTICES

16.1

Notice

Any notice, demand, consent or other communication required or permitted to be given under this Agreement shall be in writing and may be given by delivering same or given by telecopier addressed to the party to which the notice is to be given at the address for such party specified below.  The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered or, if given by telecopier, shall be deemed conclusively to be the next business day.  Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change. The address for notice to the parties shall be as follows:

(a)

if to Sage:

Sage Gold Inc.

365 Bay Street, Suite 500, Toronto, ON M5H 2V1

Attention:

President

Telecopier:

416-260-2243

(b)

if to Silver Stream:

Silver Stream Mining Corp.

Suite 1120 – 470 Granville Street

Vancouver BC V6C 1V5

Attention:

President and CEO

Telecopier:

604-713-8018

ARTICLE 17 - GENERAL

17.1

General

(a)

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(b)

This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

(c)

No  consent  or  waiver  expressed  or  implied  by  either  party  in  respect  of  any breach or default by the other in the performance  by such other of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach or default.

(d)

The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance and do such further and other acts which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interest from time to time of the parties in the Property.

(e)

This Agreement shall ensure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. This Agreement may not be assigned by either party without the prior consent of the other.

(f)

Time shall be of the essence of this Agreement.

(g)

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument. The parties hereto agree that signatures transmitted by telecopier transmission or other electronic means (including in pdf format) shall be deemed to constitute original signatures and shall be binding on the parties.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first above written.

SAGE GOLD INC.

By:  /s/ C. Nigel Lees_________

Name:C. Nigel Lees

Title: President & CEO

SILVER STREAM MINING CORP.

By: /s/ Don Bossert____________

Name: Don Bossert

Title: CFO & Director

SCHEDULE "A"

PROPERTY

1)

Leases

2)

Unpatented Mining Claims

SCHEDULE “B”

Option and NSR Agreements

KING SOLOMON'S PILLARS OPTION AGREEMENT

THIS AGREEMENT made the16th of November, 2007

BETWEEN:

Sage Gold Inc., a corporation incorporated pursuant to the laws of the Province of Ontario ,

(hereinafter called "Sage")

AND:

Lyle Henry Arthur Holt and Nolan Merritt Thomas Cox individuals resident and normally domiciled in the Province of Ontario

(hereinafter called the "Owner")

RECITALS:

WHEREAS

1

Owner owns certain Mineral Properties (as hereinafter defined) located in the Province of Ontario.

2

Sage is interested in acquiring an undivided hundred percent (1OO%)  legal and beneficial interest in such Mineral Properties which include the Leases (as hereinafter defined).

3

Owner is prepared to grant Sage an option to acquire an undivided hundred percent (100°/o) legal and beneficial interest in such Mineral Properties, all on and subject to the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises and the mutual obligations hereinafter described, and intending to be legally bound, the parties agree as follows:

ARTICLE I

INTERPRETATION AND DEFINITIONS

Section 1.01

Definitions

As used in this Agreement, the following words and phrases have the following meanings:

(a)

“Encumbrances" means  any and all liens, charges,  mortgages,  security interests, royalties and rights of others;

(b)

"Force Majeure" means any event beyond a party's reasonable control including laws which prohibit  a party's ability  to comply  with its obligations;  action  or inaction  of civil or military authority; war, mining casualty; damage to or destruction of mine, plant or facility; fire; explosion;  power  shortage,  flood;  insurrection;  riot;  labour  disputes;  inability  to  obtain machinery or labour or supplies, litigation, governmental regulations, actions by aboriginal peoples or environmentalists and acts of God or the Queen's enemies, but does not include a party's inability to make any payments required under this Agreement;

(c)

"Mineral  Properties"  means  the  leases  (the  "Leases") which  are  described  in Schedule UA" and which are attached to Schedule "A".

(d)

"Option" has the meaning given that term by Section 2.01;

(e)

"Option Payments" has the meaning given that term by Section 2.01; and

(f)

"Option Period" means  the period  of time from the Effective  Date to the exercise, abandonment or termination of the Option in accordance with the terms and conditions of this Agreement.

Section 1.02

Schedules

The following schedules are attached to and form part of this Agreement:

a)

Schedule "A" - List of Leases together with Copies of Leases;

b)

Schedule "B" - Calculation  of Net Smelter Return

Section 1.03

Entire Agreement

This Agreement and the attached schedules and all properly executed amendments are hereinafter collectively referred to as this Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all previous agreements and undertakings relating to the subject matter. The parties acknowledge that there are no agreements, undertakings, representations, warranties or conditions collateral to this Agreement except as specifically stated otherwise in this Agreement.

Section 1.04

Caption and Headings

The division of this Agreement  into articles and sections and the insertion of headings is for convenience of reference only and shall not affect the interpretation of this Agreement. Any reference to a section or article shall be a reference to a section or article of this Agreement unless specifically stated otherwise.

Section 1.05

Extended Meanings

In this Agreement, where the context  so requires or permits,  the masculine gender  shall include the feminine and neuter genders, the plural shall include the singular and vice versa, and the words "person" and "persons" shall include corporations, partnerships, and all other entities of whatever description.

Section 1.06

Currency

In this Agreement all statements of and references to dollar amounts shall mean Canadian dollars.

Section 1.07

Governing Law

This Agreement shall be interpreted in accordance with the laws of the province of Ontario and the federal laws of Canada  as applicable therein.

Section 1.08

Severability

If any provision of this Agreement is found invalid, illegal, or incapable of enforcement by any Court of competent jurisdiction, such provision shall continue to be enforceable to the extent permitted by such Court against any person(s) and in any circumstance(s) other than those to whom it has been found invalid, illegal or incapable of enforcement.

Section 1.09

Amendments

No amendments to this Agreement shall be of any force and effect unless executed in writing by all the parties to this Agreement.

Section 1.10

Regulatory Approval

This Agreement is subject to the receipt of all requisite regulatory approvals  on the  part of Sage, including without limitation, the approval of the TSX Venture Exchange and shall not be effective unless and until such approval is obtained, if such approval is in fact required. The date of receipt of such approval by Sage shall be the "Effective Date" for the purposes of this Agreement.  If such approval is not required, the "Effective Date" shall be the date of the execution and delivery of this Agreement by the parties hereto.

ARTICLE II

GRANT AND EXERCISE OF OPTION

Section 2.01

Option

Owner grants Sage a sole, exclusive, immediate and irrevocable option (the "Option") to acquire an undivided hundred percent (1OOo/o} legal and beneficial interest in the Mineral Properties free and clear of any and all Encumbrances by:

a)

Making the  following  payments  within  the  following  time  frames  (the   "option

Payments") to Owner collectively:

i)

as of the Effective Date and 80,000 shares of Sage

$10,000.00

ii)

at the first anniversary of the Effective Date

$25,000.00

and 50,000 shares of Sage

iii)

at the second anniversary of the Effective Date

$25,000.00

and 50,000 shares of Sage

b)

Making  exploration  and  development  expenditures  in  relation  to  the  Mineral

Properties in accordance with the following schedule:

i)

By the first anniversary of the Effective Date

$  75,000.00

ii)

By the second anniversary of the Effective Date

$100,000.00

iii)

By the third anniversary of the Effective Date

$150,000.00

Sage agrees that approximately $50,000.00 of the funds to be expended by Sage in each of years one and two are to be used for mechanical stripping, washing, sawing and sampling (excluding assay costs and saw blades) which work shall be carried out by the owner or his designates provided that (a) the owner's prices for machine time and labour are competitive with other similar companies in Ontario, as determined by Sage in its sole and unfettered discretion; and (b) Sage's personnel shall have the sole discretion to select the targets to be stripped and to determine the location, size and timing of the stripping program If there are not sufficient locations for stripping and mechanical work, Sage reserves the right to allocate the stripping budget to other exploration methods. It will be the responsibility of the owner, if contracted, to carry out the required stripping and to select a mechanic-prospector to assist with the stripping.

Sage agrees that any equipment rentals and physical work requirements, including but not limited to staking, line cutting, ground surveys and mapping shall be carried out by the owner or his designates provided that their prices are competitive with other similar companies  in Ontario, as determined by Sage.

Sage may accelerate its expenditures on the Mineral Properties and these expenditures shall then be credited toward subsequent anniversary work commitments as set forth above.

Sage's exploration and development expenditures shall include an administrative fee equalto fifteen percent (15°/o) of all direct costs incurred by Sage in conducting exploration and development including, but without limitation, salaries and benefits. Any amounts expended by Sage in excess of any year's minimum expenditure obligations may be applied, in Sage's discretion, to the scheduled minimum  expenditure requirements for future years.

Notwithstanding anything herein contained and in addition to any other rights Sage may have under the circumstances, if exploration and development work intended to be conducted on or for the benefit of the Mineral Properties is mistakenly conducted outside the boundaries of the Mineral Properties as a consequence of it being subsequently discovered or determined by survey or otherwise that the boundaries of the Mineral Properties  are not located where the parties understood them to be on the Effective Date, such exploration and development work shall constitute expenditures hereunder and Sage shall suffer no forfeiture with respect to any interest to be earned hereunder.

Section  2.02

Exercise of Option

The Option shall be automatically exercised upon Sage making all of the Option Payments and satisfying all the obligations  set forth in Section 2.01.   Upon exercise  of the Option in accordance with this Section, this Agreement shall become an agreement for the transfer and assignment by Owner to Sage of an undivided hundred percent (100°/o) legal and beneficial interest in and to the Mineral Properties by way of Lease Assignment (the "Lease Assignments"), free and clear of any and all Encumbrances.

Section  2.03

No Partial Interest

If Sage fails to exercise the Option, it shall not be entitled to a partial interest in the Mineral

Properties of any description.

Section  2.04

Additional Claims

Any claims, patented, leased or unpatented acquired before or after the Effective Date by the Owner or Sage within one kilometer of the claims listed in Schedule A shall become part of this Agreement and Schedule "A" of his Agreement shall be periodically updated.

Section  2.05

Title

Immediately following execution of this Agreement and in any event, on or before the Effective Date, Owner will provide Sage with Lease Assignments. Such Lease Assignments shall be held in trust by Sage and if this Agreement is terminated without Sage exercising the Option such Lease Assignments shall be returned to Owner unused. If Sage exercises the Option, it shall be entitled to register such Lease Assignments. During the Option Period Sage shall be entitled to make such registrations as it considers appropriate to indicate that it has an interest in the Mineral Properties pursuant to this Agreement.

Section  2.06

Default

If Sage fails to meet any option payments and/or advance royalty payments  as set forth herein, it will have 90 days from the date of notification by Owner of such default (that notification to be sent by registered mail) to make the payment.  If payment is not received, the option granted herein shall be at an end and Sage will return all transfers held, or transfer the Mineral Properties to Owner leaving the Mineral Properties with a minimum of one year assessment credits. Sage will have no other right to the Mineral Properties and shall retain no interest therein and shall have no further or other liabilities or obligations pursuant to this Agreement.

ARTICLE Ill

ROYALTIES

Section 3.01

Net Smelter Return Royalty

Forthwith to take effect upon the exercise of the option by Sage as herein provided, Sage shall grant Owner a royalty (the "Net Smelter Return Royalty or NSR Royalty") equal to three percent (3o/o) of Sage's Net Smelter Return for precious metals and 2%> for base metals from the Mineral Properties calculated and paid in accordance with Schedule "B" attached.

Section 3.02

Advance  Royalties

Commencing on the third anniversary of the Effective Date, provided that Sage has duly exercised the option as herein provided, Sage shall pay Owner a minimum annual advance royalty of $25,000.00 on or before each anniversary of the Effective Date continuing up to and including the anniversary date immediately preceding the commencement of commercial production  on the  Mineral  Properties.  Sage  shall  be  entitled  to  credit  against  royalties otherwise due pursuant to this Article, the aggregate amount of all minimum annual advance royalty payments made in accordance with this Section.

If Sage ceases commercial production on or before the first anniversary of the commencement  of commercial  production, payment  of  the  annual  advance royalty of $25,000.00 shall resume.

Section 3.03

Option to Reduce Royalty Rate

Owner grants Sage an option to reduce by one percent (1%) the rate of the NSR Royalty, otherwise payable in accordance with subsection 3.01 of this Article.  If Sage at any time wishes to exercise such option, Sage must provide written notice of such intention to Owner and accompanying  such written notice shall be payment  in the amount  of one million five hundred thousand ($1,500,000.00) dollars. From and after delivery of such notice and payment, without any further or other act or formality on the part of either party hereto, the NSR Royalty shall be calculated at a rate equal to two (2o/o) percent instead of the rate otherwise provided for in this Article.

ARTICLE IV

OWNER'S REPRESENTATIONS AND WARRANTIES

Section 4.01

Representations and Warranties

Owner represents and warrants to and in favour of Sage as follows and acknowledges  and agrees that Sage is relying  upon the representations and warranties  herein  contained  in entering into this Agreement:

(a)

The execution of this Agreement and the compliance with its provisions by Owner does not breach or contravene any provision of any license, permit, agreement or privilege of Owner pursuant to which consent is necessary or which has not been obtained;

(b)

The location  of each  of the Mineral  Properties  upon  the  ground  conforms  to the description appearing  on records in the appropriate recording office, and the Mineral Properties were properly  located according to the laws of Ontario and will be in good standing for at least sixty (60) days after the execution and delivery of this Agreement;

(c)

There are no reclamation  liabilities in connection with the Mineral Properties and, in particular, there are no obligations to monitor or clean up any pre-existing mine sites or mine waste dumps;

(d)

Their interest in the Mineral Properties is free and clear of any and all Encumbrances and, upon  exercise  of the  Option  by Sage, Sage  will acquire  a hundred  (100°/o) percent undivided legal and beneficial interest in the Mineral Properties free and clear of any and all Encumbrances;

(e)

No person has any right or agreement,  option, understanding, prior commitment  or privilege  capable  of becoming an agreement  for the purchase  or acquisition from Owner of any interest in the Mineral Properties;

(f)

All tax rates and assessment work required to maintain the Mineral Properties in full force and effect have been paid and performed as of the execution of this Agreement;

(g)

There are no royalties or other latent interest in the Mineral Properties owing to any other parties.

(h)

There are no pending or threatened actions, suits, claims or proceedings affecting the Mineral Properties;

(i)

All rules, regulations and orders relating to the Mineral Properties, including environmental laws, have been complied with;

(j)

It is not a party to any actual judicial or administrative procedure which is materially adverse to this Agreement;

(k)

They do not have any undisclosed relationship or agreement with any other group or company that may be interested in acquiring the Mineral Properties;

(l)

They are not a non-resident of Canada within the meaning of the Income Tax Act (Canada);

(m)

To the best of Owner's knowledge:

(i)

no contaminant, pollutant, dangerous or toxic substance, hazardous waste or material substance is stored in any type of container on, in or under the Mineral Properties; and

(ii)

there are no outstanding notices, orders, assessments, directives, rulings or other documents issued in respect of the Mineral Properties by any governmental authority.

(n)

The Leases are in good standing and enforceable in accordance with their terms and the Owner has received the consent of the lessors hereunder  to grant the Option to Sage as herein contemplated and upon exercise of the Option to transfer the Leases to Sage in accordance with this Agreement and the Lease Assignments;

Section 4.02

Survival

Owner acknowledges that its representations and warranties contained in Section 4.01 are continuing and survive the execution of this Agreement.

Section 4.03

Indemnity

Owner will on a joint and several basis indemnify and save harmless Sage from all losses, damages, costs, actions, and suits arising out of or in connection with any breach by Owner of any representation, and warranty contained in this Agreement.

ARTICLEV

EXPLORATION AND DEVELOPMENT ACTIVITIES

Section 5.01

Right  to Explore and Develop; Owner's Covenants

Owner grants to Sage's employees, directors, officers, agents, representatives and contractors the exclusive right to enter upon the Properties comprising the MineralProperties for the purpose of exploration, development, mining and such other operations as Sage considers necessary during the Option Period, the nature, manner and extent of which operations will be in Sage's sole and unfettered discretion. Owner covenants and agrees that during the term of this Agreement, Owner will:

(a)

not do any act, or fail to do any act which it is required to do under this Agreement or otherwise, which would result in the Mineral Properties, or any part thereof not being free and clear of any and all Encumbrances including those pursuant to environmental laws, of any kind whatsoever;

(b)

will not deal at any time with the Mineral Properties or any interest therein which would or might affect in any way the rights of Sage hereunder to acquire the Mineral Properties free and clear of any and all Encumbrances;

(c)

provide copies of all data associated with previous work conducted by Owner on the Mineral Properties and allow Sage to examine all records, files, data and drill core in Owner's possession relating to the Mineral Properties.

Section 5.02

Conduct of Exploration and Development of Work

Sage shall perform its exploration and development work on the property comprising the Mineral Properties in accordance with good mining practice and shall comply with all applicable laws and regulations.

Section 5.03

Installation of Equipment

Sage may install, maintain, replace and remove any and all mining machinery, equipment. tools, and facilities which it may desire to use in connection with its exploration and development activities on the properties comprising the Mineral Properties. Upon termination of this Agreement for any reason, Sage shall have a period of twelve (12) months following such termination to enter onto the properties comprising the Mineral Properties and remove its equipment at its sole cost and expense, failing which, such equipment  shall become the property of Owner.

Section 5.04

Sage Specific Rights

During the term of this Agreement, Sage, its employees, agents and independent contractors shall have the exclusive right to:

(a)

to do such work and conduct such programs on and under the real properties subject to the Mineral Properties as Sage shall, in its sole discretion, from time to time deem advisable;

(b)

to remove from the real properties subject to the Mineral Properties such materials for analysis and testing as Sage shall, in it sole discretion, deem advisable; and Sage agrees to the NSR being applicable to a bulk sample and the bulk sample is defined as a maximum of 10 tonnes or as defined in accordance with the Mining Act

(c)

to have quiet and exclusive possession of the Mineral Properties from the Effective Date and thereafter during the term of this Agreement.

ARTICLE VI

SAGE'S OBLIGATIONS

Section 6.01

Drill Logs  Assays and Maps

During the term of this Agreement, Sage shall maintain all customary drill logs, exploration information, assays, maps, metallurgical studies and other information relating to its exploration and development activities on the Mineral Properties and provide copies to Owner in accordance with this Agreement; however, Sage agrees that it would not make any gross misrepresentation or provide fraudulent statements

Section 6.02

Semiannual Progress Reports

During the Option Period, Sage shall provide Owner with semiannual informal progress reports, which include drill logs, exploration information, assays etc. and a full report annually; however,.  After the option has been exercised, Sage shall provide a full report annually. These reports shall be kept confidential by Owner and shall not be used for press releases or dissemination of information of Owner.

Section 6.03

Environmental Matters

Sage shall indemnify and save harmless Owner and its directors, officers, employees, agents, representatives (collectively the "Indemnified Parties") from and against any claims, losses, demands, judgments, liabilities, expenses, damages, fines, charges, costs (including legal costs incurred on a solicitor and own client basis) and losses (collectively "Losses") of every  kind  whatsoever,  whether  direct  or indirectly  incurred  or  suffered  by  any  of  the Indemnified Parties in connection with, as a result of or arising out of the performance of any obligations imposed by any laws directly or indirectly relating to the environment (including reclamation, remediation or closure), the taking of steps by or on behalf of any of the Indemnified Parties to protect against or in connection with the remediation (including reclamation or closure) of any harm, damage, degradation or adverse effect on the environment  (collectively "Environmental Harm,), or any liability  of any of the Indemnified Parties for any Environmental Harm, insofar as such performance, taking of steps or liability may directly or indirectly relate to any of the Mineral Properties or arise from Sage's interest in or activities pursuant  to this Agreement.   Sage, and its directors,  officers, employees, agents, and representatives shall be indemnified and saved harmless by Owner with respect to work on the Mineral Properties  by Owner prior to the Effective  Date , and the foregoing provisions of this section shall, in that regard, apply mutatis mutandis.

For greater certainty and without limitation, no termination of this Agreement shall disentitle any of the Indemnified  Parties  from obtaining  indemnification from Sage pursuant of this section.

Section 6.04

Filing of Assessment Work

During the Option Period, Sage will submit all assessment eligible work completed on the Mineral Dispositions for assessment credits and the credits will be applied to these Mineral Dispositions.

Section 6.05

Occupancy costs

During the Option Period, Sage will pay all occupancy costs on the 18 leased claims including  taxes, annual rent and renewal costs.

ARTICLE VII ASSIGNMENTS

Section 7.01

Assignments

Sage may assign their rights and obligations under this Agreement and their interest in the Mineral Properties at any time on the condition that the proposed  assignee  enters into an agreement to and in favour of Owner to be bound by all of the terms and conditions of this Agreement.

ARTICLE VIII

TERMINATION

Section 8.01

Sage Right to Terminate

Sage shall have the right to terminate this Agreement and its interest in the Mineral Properties at any time upon written notice to Owner. Upon termination Owner shall be entitled to retain all payments made by Sage to such date and Sage will provide Owner with copies of all data, maps, assays and reports pertaining to the Mineral Properties that are in the possession or under the control of Sage. Upon termination of this Agreement, Sage shall surrender possession of the Mineral Properties to Owner and shall have no further obligations under this Agreement other than to satisfy any accrued obligations or liabilities.

Section 8.02

Partial Termination

Sage shall have the right to partially surrender any of the Mineral Dispositions in accordance with the following:

(a)

Sage shall give Owner a least fifteen (15) days written notice of its intention to surrender any particular Mineral Disposition. If Owner elects to maintain such Mineral Disposition, Sage will execute such documents as are required to transfer such Mineral Disposition to Owner; and

(b)

Owner shall concurrently execute and deliver modified lease assignments for purposes of Section 2.05.

Section 8.03

Assessment Credits

In the event that Sage exercises its rights to terminate this Agreement and surrenders all or any of the Mineral Properties to Owner in accordance with Sections 8.01 or 8.02, Sage shall ensure that there are sufficient assessment credits relating to the surrendered Mineral Properties to maintain them in good standing for a period of at least one year from the date that Sage gives notice to Owner of such termination and surrender and insure that the lease rent and tax payments are current.

ARTICLE IX

FORCE MAJEURE

Section 9.01

Suspension of Obligation

If Sage is prevented by Force Majeure from timely performance of any of its obligations under this Agreement (including the payment of any of the Option Payments), such failure shall be excused and the period for performance and the Option Period  shall be extended for an additional period of time equal to the duration of such Force Majeure.  Upon the occurrence and upon the termination  of a Force Majeure, Sage shall promptly  notify Owner in writing; Sage shall use reasonable efforts to remedy any Force Majeure, but shall not hereunder be obligated to contest the validity of any law or regulation, nor any action or inaction of any civil or military authority.

ARTICLE X

MISCELLANEOUS

Section 10.01

Notices

Any notice under this Agreement  will be given in writing, by delivery in person to a named representative or by mail or facsimile, properly addressed to each party. A notice given will be deemed given only when received by the party to whom such notice is directed; except that any notice given by facsimile properly addressed to the party to whom given shall be deemed given to and received by the party to whom directed 48 hours after such notice is successfully faxed or five days after it is mailed. Each party's address will be the following until such party specifies another address by written notice:

To Sage:

Attention:

Nigel Lees, President

At:

Sage Gold Inc.,

365 Bay St., Suite 500

Toronto, Ontario

M5H 2V1

Tel.: (416) 204-3170

Facsimile: (416) 260-2243

To Owner:

Attention:

Lyle Henry Arthur Holt

Box 223

Beardmore ON POT 1GO Tel:  (807) 875-2434

Nolan Merritt Thomas Cox

Box 207

Beardmore ON POT 1GO

Tel: (807) 875-2647

Section 10.02

Payments

Payments shall be made by cheque made payable to the Owner (collectively) drawn on a Canadian chartered bank and mailed to the Owner at the address indicated in Section 10.01.

Section 10.03

Other Interests

The rights arid obligations of the parties under this Agreement are strictly limited to the subject matter of this Agreement.  Each of the parties shall have the free and unrestricted right to enter into, conduct and benefit from any and all other business ventures of any kind whatsoever, whether or not competitive with the activities undertaken under this Agreement, without disclosing such activities to the other party or inviting or allowing the other party to participate therein.

Section 10.04

Relationship of Parties

This Agreement is not intended to create any partnership between the parties of fiduciary obligations of any description.

Section 10.05

Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, and successors and permitted assigns of the Parties.

Section 10.06

Confidentiality

During the term of this Agreement, Owner shall take all reasonable steps to preserve the secrecy and confidentiality of the terms of this Agreement and Sage's obligations hereunder and Owner shall not disclose any technical data, reports, records, or other information relating to the Mineral Properties to any third parties except as required by law or with the written consent of Sage, such consent not to be unreasonably withheld.

Section 10.07

Arbitration

In the event of any dispute between the parties with respect to this Agreement or any matter governed by this Agreement which the parties are unable to resolve, the matter shall be decided by arbitration as follows:

The party desiring arbitration shall nominate one arbitrator and shall notify the other party of such nomination and the other party shall within 30 days after receiving such notice nominate one arbitrator and the two arbitrators shall select an umpire to act jointly with them. If these arbitrators shall be unable to agree upon the selection of such umpire, the umpire shall be designated by any Justice of a court of competent jurisdiction in the Province of Ontario. If the party receiving the notice  of nomination of an arbitrator by the party  desiring arbitration fails within this 30 day period to nominate an arbitrator, the arbitrator nominated by the party desiring arbitration may  proceed alone  to determine the  dispute.  Any  decision reached pursuant to this section  shall be final and binding upon  the parties.   Insofar as they do not conflict with  the  provisions hereof, the  provisions  of  The  Arbitration  Act  (Ontario), as amended from time to time,  shall be applicable.

IN WITNESS WHEREOF the parties make this Agreement effective as of the date first above written.

Sage Gold Inc.

Per:
Title:	President

Per:
Title:	Secretary

Lyle Henry Arthur Holt	Witness

Nolan Merritt Thomas Cox	Witness

SAGE  GOLD INC.

Suite 500, 365 Bay Street,

Toronto, Ontario MSH2Vl

September 10, 2009

2090720 ONTARlO INC.

535 Bartleman Street

Timmins, Ontario

P4N 4X2 Attention: Mr. Kevin Filo

Dear Kevin:

Re: Purchase by Sage Gold Inc.{'SAGE' or 'Sage') of 100%  interest  in  the 21Year Lease  No 107144 (Mining  and  Surface  Rights) Consisting  of  Unpatented  Mining Claims   in  'Solomon's  Pillars'   owned  by  2090720  ONTARIO  Lll\fiTED  (the 'Vendor'}

Set  out  below are  the terns  and conditions  upon  which  Sage  is  prepared  to acquire  a 100%  interest, being  all  of the Vendor's interests,  in certain  unpatented mining  claims under  Lease  I07144  and  surface  rights  in Ontario  comprising the  Solomon's  Pillars Property,  which is described in Schedule A attached  hereto.

In consideration  of the sum of $10.00 paid by each Party to the other  and other good and valuable consideration  (the delivery  and sufficiency  of which is hereby  acknowledged  by both Parties) the Parties covenant  and agree as follows:

ARTICLE 1

INTERPRETATION

1.1

Definitions.

In  this  Agreement,  in  addition   to  the  terms   defined    above,   the  following definitions apply:

(a)

"Books and Records" has the meaning set out in Section 2.l(b);

(b)

"Business Day" means any day other than a Saturday, a Sunday or any other day on which the principal  chartered  banks located  in Toronto, Ontario  are not open for  business; "Closing" means  the completion  of the  transactions contemplated hereby in accordance with the terms of this Agreement;

(c)

"Closing Date" has the meaning set out in Section  6.1;

(d)

"Closing Documents" means any documents and other deliveries required to be delivered  at the Closing  Time pursuant to  this  Agreement  which shall  include such officers' certificates and instruments of conveyance  as may be prescribed by this Agreement  or as are customary in transactions  of  the nature contemplated herein,  and  such  other  documents  as the  Parties  may  reasonably  deem  to be necessary or advisable;

(e)

''Closing Time" means 10:00 a.m. (Toronto  time) on the Closing Date, or such other time on the Closing Date as the Parties may agree upon as the time at which the Closing shall take place;

(f)

"Governmental   Authority"   means   any   federal,   provincial   or   municipal government  and includes any governmental  agency,  department, ministry, authority, tribunal,  conunission  or official,  stock exchange and securities commission, having jurisdiction;

(g)

"Lease" means  Lease  No. 107144 comprising  unpatented  Mining Claims  No. TB835326,TB835327,TB845846;TB845847;

(h)

"Losses", (and in the singular "Loss''), in respect of any matter means any and all costs, expenses,  penalties, fines, losses, damages, liabilities  and deficiencies (including all amounts  paid in settlement, all interest and penalties and all legal and  other  professional   fees  and  disbursements,   including   those  incurred   in defending any legal claim) arising directly or indirectly as a consequence of such matter;

(i)

''Mining  and  Surface  Rights" has  the  meaning  given  in  the recitals  to  this Agreement;

(j)

"MNDM" means the Ministry of Northern Development  and Mines and Forestry (Ontario);

(k)

“Notice" means any notice, request, direction or other document that a Party can or must make or give under this Agreement;

(l)

"Parties" means Sage and the Vendor and "Party"  means any one of them as the context requires;

(m)

"Permitted   Encumbrances"   means   any  encumbrance    in   respect   of   the Solomon's Pillars Property constituted by the fo11owing:

(i)

inchoate or statutory liens for taxes not at the time overdue,

(ii)

any reservations or exceptions contained in the Lease,

(iii)

minor discrepancies in the legal description of the Leases or any adjoining real property which would be disclosed in an up-to-date survey and any registered easements and registered restrictions or covenants that run with the land (provided the same are in good standing) which do not individually or in the aggregate materially detract from the value of, or materially impair the use of, or affect the right to transfer, the Leases,

(iv)

rights of way for or reservations or rights of others for, sewers, water lines, gas lines, electric lines, telegraph and telephone lines, and other similar utilities, or zoning by-laws, ordinances or other restrictions as to the use of real property, which do not individually or   in the aggregate materially detract from the value of, or materially impair the use of, or affect the right to transfer, the Lease

(n)

"Person" includes  any  individual, corporation,  company,  partnership, governmental body, joint venture, association, trust or any other entity;

(o)

"Purchased Assets" means all of the Vendor's right, title and interest in, to and under the Lease ;

(p)

“Purchase Price" has the meaning set out in Section 2.2;

(q)

"Regulatory Consents" means all authorizations, clearances, consents, orders and approvals required to be obtained from any Governmental Authority in connection with the completion of the transactions contemplated hereby including (i) the consent of MNDM to the transfer of the Lease and mining claims  (ii) any approval required under the Planning Act (Ontario) as contemplated in Section 2.6;

(r)

"Solomon's Pillars Property" means the property described in Section 2.1 and Schedule 'A' hereto;

(s)

''Vendor Royalty" means the Net Smelter Royalty granted by the Sage in favour of  the Vendor on the Solomon's Pillars Property pursuant to Section 4.2,hereof.

1.2

Headings, Internal  References. The headings used in this Agreement, and its division into articles, sections, schedules, and other subdivisions, do not affect its interpretation.

1.3

Number and  Gender.    Unless the context requires otherwise, words importing the singular number include the plural and vice versa; words importing gender include all genders.

1.4

Currency.  Unless specified otherwise, all  dollar  amounts  expressed in this Agreement refer to lawful Canadian currency.

1.5

Entire  Agreement;  Amendment.    This Agreement, together with the Closing Documents, constitutes the entire agreement between the Parties relating to the subject matter of  this Agreement; it supersedes any previous agreements and discussions between the Parties. There are no representations, covenants or other terms other than those set forth in this Agreement and the Closing Documents. This Agreement may only be amended by a written document signed by each of the Parties.

1.6

Governing  Law.    This Agreement is governed by, and  is to be interpreted, construed and enforced in accordance with, the laws of Ontario and the laws of Canada applicable in Ontario.

1.7

Severability.   The invalidity or unenforceability of any particular provision of this Agreement will not affect or limit the validity or enforceability of the remaining provisions. To the extent that any such provision is found to be invalid or unenforceable, the Parties shall act in good faith to substitute for such provision, to the extent possible, a new provision with content and purpose as close as possible to the provision so determined to be invalid or unenforceable.

1.8

Business Date.   Whenever any payment to be made or other action to be taken under this Agreement is required to be made or taken on a day other than a Business Day, such payment shall be made or action shall be taken on the next following Business Day.

1.9

Time of Essence.  Time shall be of the essence of this Agreement.

l.l0

Schedules. The Following schedules form part of this Agreement.

A.

Description of Solomon's Pillars Property Schedule 'A'

Al

Claim Location Map Solomon's Pillars

ARTICLE2

PURCHASE AND SALE

2.1

Purchase and Sale of Solomon's Pillars Property.

(a)

Subject and pursuant to the terms of this Agreement, the Vendor covenants and agrees to seH, assign and transfer at the Closing  to Sage, and Sage covenants and agrees to purchase at the Closing from  the Vendor, all of the Vendor's right, title and interest in and to the Solomon's Pillars Property, free and clear of all encumbrances other than Permitted Encumbrances.

(b)

For greater certainty, the "Solomon's Pillars Property" shall include all of the Vendor's right, title and interest in and to the following:

(i)

The Lease as more fully  described in Schedule  A and all easements and rights of way benefitting such Lease,  and all plant, buildings, structures, improvements, fixtures (including fixed machinery  and fixed equipment}, bore  holes,  pits  and  shafts or  dams  located  thereon  or  thereunder  or forming part thereof;

(ii)

all unpatented mining claims, with certain mining rights and surface rights described   in   Schedule   A,   which   claims   shall   include   all   banked assessment work credits recorded against such mining claims; and

(iii)

all books and records (whether or not recorded on computer or computer related  media) of the Vendor in its possession  or control  relating to the Solomon's Pillars   Propeny, (collectively  the "Books and Records"), including   all  files,  papers,  reports,   surveys,   plans  or  specifications, contracts, documents, technical information  and data, maps, surveys, drill core samples and assays relating to the Solomon's Pillars Property, but not including any business, financial, accounting or tax records of the Vendor.

2.2

Consideration.

(a)

As  consideration   for  the  purchase of  the  Solomon's  Pillars  Property  (the "Purchase Price"), Sage  shall:

(i)

issue to the Vendor 400,000 conunon shares of SAGE;

(ii)

pay the Vendor, the sum of $30,000 in cash on  Closing; and

(iii)

grant   to  the  Vendor  the  Vendor  Royalty   on   the  Solomon's Property.

2.3

Terms of Net Smelter  Royalty  Agreement.

(a)

At the Closing Time, Sage  shall grant the Vendor a net smelter returns royalty on the Solomon's  Pillars Property (the ''Vendor  Royalty"), the terms of which are set out in Schedule B, pursuant to which Sage grants and agrees to pay to the Vendor a 1% net smelter returns royalty (the "Vendor  Royalty") payable in cash on the sale of any minerals from the Solomon's  Pillars Property from and after the Closing Date.

2.4

Transfer Taxes. Sage shall pay directly to the appropriate taxing authorities, all taxes payable directly or indirectly in connection with this Agreement and the completion of the transactions herein, including any federal or provincial transfer, sales, excise, registration, recording, land transfer or conveyancing  taxes, duties, fees and costs (exclusive  of  taxes payable  on the income,  revenues or  capital receipts of the Vendor) exigible  in respect of the transactions contemplated  by this Agreement. In the event that the Vendor is required to pay or remit any such taxes, duties, fees or costs after the Closing Date, Sage shall indemnify and bold the Vendor harmless in respect of the same; provided that the Vendor shall have the  right  to  challenge  the  appropriate  Governmental  Authority  regarding  the validity of any such taxes, duties, fees or costs which it reasonably feels are not properly payable.

2.5

Planning  Act.   This Agreement  shall  be effective  to create  an interest  in  the Lease onJy if the subdivision control provisions of the Planning Act (Ontario), as amended, have been complied with at or before Closing. The Vendor covenants to take all such diligent actions at its own expense as are required to obtain any Planning  Act  approval   required   to   complete   the  transactions   berein.(none required).

ARTICLE3

REPRESENTATIONS AND WARRANTIES

3.1

Representations and Warranties of the Vendor.   The Vendor hereby represents and warrants to Sage as follows and acknowledges that Sage is relying on such representations and warranties in connection  with its purchase of the Solomon's Pillars Property:

(a)

Cor:porate Existence.   The Vendor is a corporation incorporated  and existing under the laws of the Province of Ontario and has the corporate power and capacity  to  own  the  Solomon's  Pillars   Property  and   to  enter  into   this Agreement and perform its obligations hereunder.

(b)

Authorization.     This Agreement  has  been  duly  authorized,  executed  and delivered  by the Vendor  and is a legal, valid and  binding  obligation  of the Vendor, enforceable by Sage against the Vendor in accordance with its terms.

(c)

No Conflict.  The execution and delivery of this Agreement by the Vendor and the consummation by the Vendor of the transactions contemplated  hereby will not violate:

(i)

any provision of the articles or by-laws or any  resolution of the board of directors (or any committee thereof) of the Vendor; or

(ii)

any (x) statute, regulation or other law to which the Vendor is subject, (y) judgment,  decree,  order  or award  of  any  court  or  governmental  body having jurisdiction  over  the Vendor or (z)  provision  of any contract or other agreement or instrument to which the Vendor is a party, a violation of any of which would prevent the Vendor from consummating the transactions contemplated hereby.

(d)

Consents.  To the knowledge of the Vendor, other than the Iv1NDM, there is no requirement to obtain the consent or approval of any Governmental  Authority or any other Person in connection with the completion  of the transactions contemplated herein,

(e)

Closure  Plan.  the Vendor  has not, and  to the  Vendor's   knowledge  is not required  to have, (i)  filed  a "closure  plan" (as  such  term  is defined  in  the Mining Act  (Ontario))  in respect of the  reclamation  or  rehabilitation  of the Lease, or (ii) filed any financial assurance to the Crown in right of Ontario for the performance of any closure plan or rehabilitation  requirements  related to the Lease.

(f)

Rights. The Vendor  owns an undivided 100% legal and beneficial title in and to the Solomon's Pillars  Property, free and clear  of  all  encumbrances  other than Permitted Encumbrances and no Person has any right, title or interest in and to the Solomon's Pillars Property or in and to any agreement or option or any right or privilege (whether by law, pre-emptive or contractual)  capable of becoming an agreement, for the purchase or other acquisition from the Vendor of the Solomon's Pillars Property or any part thereof.

(g)

Permits.    To  the  Vendor's   knowledge,  there  are  no  outstanding  permits, conditions or certificates of approval issued by any Governmental Authority related to the Solomon's Pillars Property or any activities carried out on. at or under the Solomon's Pillars Property.

(h)

Right to Assets. The Vendor has full legal right, power and authority to sell, assign and transfer all of its right, title and interest in and to the Solomon's Pillars Property to SAGE on the basis contemplated in this Agreement, and following completion of  the transactions contemplated by this  Agreement, SAGE will have a 100% good and marketable legal and beneficial title in and to the Solomon's Pillars Property and possession and use of the Solomon's Pillars Property, free and clear of encumbrances other than Permitted Encumbrances.

(i)

As Is, Where Is. The Vendor makes no representation or warranty as to title to the Mining and Surface Rights the assessment work done on the same to the date hereof,the condition of the Solomon's  Pillars Property, and any accrued encumbrances or liabilities affecting the Mining and Surface Rights, including enviromnental laws and  regulations. Sage  agrees  that  it is purchasing the Mining and Surface Rights on an 'as is, where is' basis.

3.2

Representations and Warranties of Sage.  Sage represents and warrants to the Vendor as follows and acknowledges that the Vendor is relying on such representations and warranties in connection  with  the sale of  the Solomon's Pillars Property to Sage:

(a)

Corporate Existence. Sage is a corporation incorporated and existing under the laws of the Province of Ontario and has the corporate power and capacity to purchase the Solomon's Pillars Property and to enter into this Agreement and perform its obligations hereunder.

(b)

Authorization.   This Agreement has been duly authorized, executed and delivered by Sage and is a legal, valid and binding obligation of Sage, enforceable by the Vendor against SAGE in accordance with its terms.

(c)

No Conflict.  The execution and delivery of this Agreement by Sage and the consummation by Sage of the transactions contemplated hereby will not violate:

(i)

any provision of the articles or by-laws or any resolution of the board of directors (or any committee thereof) of SAGE; or

(ii)

any (x) statute, regulation or other law to which SAGE is subject, (y) judgment, decree, order or award of  any court  or  governmental body having jurisdiction over SAGE or (z) provision of any contract or other agreement or instrument to which SAGE is a party, a violation of any

of which   would   prevent   SAGE   from   consummating    the   transactions contemplated hereby.

(d)

Consents. To the knowledge of SAGE,  there is no requirement  to obtain the consent  or approval of any Governmental  Authority  (other  than the MNDM and the TSX Ventiure Exchange) or any other Person in connection  with the completion of the transactions contemplated herein.

3.3

Survival of  Representations, Warranties,  Covenants and  Indemnities.   All representations and warranties of the Parties set out in this Agreement and in the certificates to be delivered pursuant to Sections 5.1(a) and 5.2(a) shall survive the Closing Time  for a period of two (2)  years following  the Closing  Time, after which time neither Party shall have any further liability hereunder with respect to such  representations or  warranties  prior  to the expiration  of  the said  two-year period, except in respect of any claim made with respect to any incorrectness in or breach of any such representation and warranty made prior to the expiration of the said two-year period.

ARTICLE4

COVENANTS

VENDOR'S COVENANTS

4.1

Access to Information and  Solomon's Pillars Property.   From the date hereof to and including the Closing Date:

(a)

Access to Information.  The Vendor shall afford SAGE and its authorized representatives  a reasonable  opportunity  to review or inspect  the Books and Records. The Vendor shall  cause its employees  responsible  for  maintaining such Books and Records to provide full cooperation to SAGE in its review of the  Books  and  Record  from  the  date  hereof  until  the  Closing  Date  and thereafter as necessary.  SAGE shall have the right to make and retain copies of such Books and Records or extracts therefrom to the extent required by it.

(b)

Access to the  Solomon's Pillars Propertv.  The Vendor shall afford authorized representatives of SAGE with reasonable access to the Solomon's Pillars Property, or any part thereof.

(c)

Consents  and  Authorizations.    At the request  of  SAGE,  the  Vendor  shall execute such consents,  authorizations  and directions  as may be necessary to enable SAGE or its authorized representatives to obtain such access as SAGE may  reasonably require  prior  to  the  Closing  Time   to  files  and  records

maintained by any Governmental Authority or other public authorities relating to any of the Solomon's Pillars Property.

4.2

Actions to Obtain  Regulatory Consents.

(a)

Requirement to Make Filings.   The Parties shall, as promptly as practicable, make all filings required by them in order to obtain any necessary Regulatory Consents and shall respond as promptly as practicable  to all requests for additional information  made by any Govemmenta1 Authority  with respect to the Regulatory Consents.

(b)

Mutual  Cooperation.     The  Parties  shall  cooperate   with  and  provide  all reasonable assistance to each other in order to obtain the Regulatory Consents as promptly as practicable prior to the Closing Date (and, in any event, prior to the Termination Date).

(c)

Requirement  to Apprise Other Party.   Without  limiting  the generality of the foregoing, each Party shall keep the other apprised of the steps taken or to be taken by such Party to obtain any Regulatory Consents and, where appropriate, shall provide the other Party with the opportunity to comment on documents in draft form which are necessary in connection with such matters.

SAGE'S COVENANTS

4.3

Grant of Vendor Royalty

Sage hereby irrevocably  grants a flat 1% non-repurchasable  Net Smelter Royalty on the Solomon's Pillars Property described in Schedule 'A' hereto to the Vendor as of the Closing Date in accordance with the terms and conditions set out in Schedule  'B' hereof.

ARTICLE 5

CONDITIONS OF CLOSING

5.1

Conditions of Closing in Favour of the Vendor.  The obligation of the Vendor to complete the transactions contemplated in this Agreement  shall be subject to the satisfaction of, or compliance with, at or before the Closing Date, each of the following conditions  precedent  (each of  which is  hereby  acknowledged  to be inserted for  the  exclusive  benefit of  the Vendor  and  may  be  waived  by it in writing in whole or in part):

(a)

Each of the representations and warranties of SAGE contained in this Agreement or in any Closing Document shall be true, complete and accurate as and when made and at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date and all obligations, agreements and covenants of SAGE to be completed prior to Closing shall have been performed or completed by SAGE, and SAGE shall have delivered to the Vendor a certificate to such effect signed by an executive officer;

(b)

All necessary Regulatory Consents (including the approval of this Agreement and the transactions contemplated herein by the TSX Venture Exchange, (if required ) shall have been obtained in writing on terms satisfactory to the Vendor, acting reasonably;

(c)

The Vendor shal1 have received at the Closing from SAGE  the following Closing Documents, dated as of the Closing Date, prepared at the expense of SAGE and in form and substance satisfactory to the Vendor:

(i)

a share certificate representing 400,000 common shares of SAGE;

(ii)

the Vendor Royalty

such  other  documents, certificates and  other  instruments dated  as of  the Closing Date as would be usual in respect of the transactions contemplated herein or as the Vendor may reasonably require

5.2

Conditions  of  Closing  in  Favour  of SAGE.    The  obligations of  SAGE to complete the transactions contemplated in this Agreement shall be subject to the satisfaction of, or compliance with, at or before the Closing Date, each of the following conditions precedent (each of which is  hereby acknowledged to be inserted for the exclusive benefit of SAGE and may be waived by it in writing in whole or in part):

(a)

Each of  the representations and warranties of the Vendor contained in this Agreement or in any Closing Document delivered pursuant hereto shall be true, complete and accurate as and when made and at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date and all obligations, agreements and covenants of the Vendor to be completed prior to Closing shall have been performed or completed by the Vendor, and the Vendor shall have delivered to SAGE a certificate to such effect signed by an executive officer;

(b)

SAGE  shall  have received  at  the  Closing  from  the  Vendor  the  following Closing Documents, dated as of the Closing Date, prepared at the expense of the Vendor and in form and substance satisfactory to SAGE:

(i)

such instruments of sale, transfer, conveyance, assignment or delivery, in registrable form or otherwise, in respect of the Solomon's Pillars Property or any part thereof as SAGE may reasonably require to assure the full and effective  sale,  transfer, conveyance,  assignment  or delivery  to it of the interest of the Vendor in and to the Solomon's Pillars Property to be transferred under this Agreement;

(ii)

satisfaction that all unpatented claims are in good standing;

(iii)

such other documents, certificates and other instruments  dated as of the Closing  Date  as would be  usual  in respect  of the  transactions contemplated herein or as SAGE may reasonably require; and

(c)

All necessary Regulatory Consents (including the approval of this Agreement and the transactions contemplated herein by the TSX Venture Exchange, if applicable) shall have been obtained in writing on terms satisfactory to SAGE, acting reasonably; and

(d)

Evidence that the entering into this agreement has been approved by the board of directors of the Vendor.

5.3

Waiver.   Any Party may waive, by notice to the other Party, any condition set forth in  this  Article 5 which  is for  its  benefit.  No  waiver  by  a  Party  of any condition, in whole or in part, shall operate as a waiver of any other condition.

5.4

Failure  to Satisfy  Conditions. If any condition set forth in Sections 5.1 or 5.2 is not satisfied  at  the  Closing  Time,  or  if  it  becomes  apparent  that  any  such condition cannot be satisfied at the Closing Time, the Party entitled to the benefit of such condition (the "First Party") may terminate this Agreement by notice in writing to the other Party, and in such event:

(a)

unless the other Party can show that the condition or conditions which .have not been satisfied and for which the First Party has terminated this Agreement are reasonably capable of being performed or caused to be performed by the First Party or have not been satisfied by reason of a default by the First Party hereunder, the First Party shall be released from all obligations hereunder;

(b)

unless the First Party can show that the condition or conditions which have not been satisfied and for which the First Party has terminated this Agreement are reasonably capable of being performed or caused to be performed by the other Party or have not been satisfied by reason of a default by the other Party hereunder, then the other Party shall also be released from all obligations hereunder.

ARTICLE6

CLOSING ARRANGEMENTS

6.1

Scheduled   Closing  Date.    The date  on  which  the  transactions  contemplated hereby shall be completed  (the "Closing Date") shall be the day which is the fifth Business  Day  following   the  Business  Day  upon  which  the  last  Regulatory Consent required to be obtained in connection with the transactions contemplated hereby has been obtained  on terms and conditions  acceptable  to the Vendor and SAGE, each acting reasonably.

6.2

Place of Closing.   The Closing shall take place at the Closing Time at the offices of SAGE, Suite 500 365 Bay Street, Toronto. Ontario.

6.3

Books and  Records.  At or prior to Closing,  the Vendor shall deliver to SAGE the Books and Records.

6.4

Possession Following  Closing.   From and after Closing, SAGE shall be entitled to take quiet possession and enjoyment of the Solomon·s  Pillars Property.

ARTICLE7

INDEMNIFICATION

7.1

General   Indemnification by SAGE.     SAGE  agrees  to  indemnify  and  hold harmless the Vendor, together with each officer and director of the Vendor, from and against any Loss suffered or incurred by the Vendor in connection  with any incorrectness in or breach of any representation  or warranty of SAGE contained herein or in any Closing Document, including in the certificates to be delivered to the Vendor by SAGE  pursuant to Section 5.1, or any breach or non-performance by SAGE of any covenant  to be performed by it pursuant to this Agreement or any Closing  Document   or  other  agreement  or  other  instrument  delivered  by SAGE as contemplated  herein,

7.2

General  Indemnification by the Vendor.  The Vendor agrees to indemnify and hold harmless SAGE, together with each officer and director of SAGE, from and against  any  Loss   suffered   or  incurred   by  SAGE   in  connection   with  any incorrectness  in  or  breach  of  any  representation   or  warranty  of  the  Vendor contained herein or in any Closing Documents,  including  any certificates  to ·be delivered  to SAGE  by the Vendor pursuant to Section 5.2, or any breach or non performance by the Vendor of any covenant  to be performed  by it pursuant to this Agreement  or any other  agreement or instrument  delivered by it as contemplated hereunder,

ARTICLE 8

GENERAL

8.1

Tender.  Any tender  of documents  or delivery  of  money  under  this Agreement must  be  made  upon  the  Parties  or  their  respective counsel.  Any  document  or money tendered or delivered  at the Closing Time shall  be tendered or delivered at the place  designated  in accordance  with Section  6.2.  Any documents or money tendered or delivered at any other time shall be tendered or delivered upon the appropriate Party at the place designated  in accordance with Section  8.2 or upon that Party's counsel.

8.2

Notices.  In  order  to  be  effective,  any  Noticmust  be  in  writing.  A  Notice  is effective  if it is delivered  (i) personally, either to the individual  designated  below for such  Party, or to an individual  having  apparent  authority  to accept  deliveries on  behalf  of such  individual  at  its  address  set  out  below;  (ii)  by  fax, (iii)  by registered   mail; or  (iv)  by electronic  mail,  at or  to  the  applicable  addresses  or electronic mail addresses, set out opposite  the Party's name below or at or to such other  address  or electronic mail address  for a Party  as such  Party  from  time  to time designates  to the other Party in the same manner:

in the case of  Sage,  to:

Sage Gold Inc.

350 Bay Street Suite 500

Toronto,  Ontario

M5H2Vl

Attention

President and Chief Executive Officer

Phone:

(416) 204-3170

Fax:

(416) 260-2243

Email:

nlees@sagegoldinc.com

in the case of the Vendor, to:

2090720 Ontario Inc.

535 Bartleman Street

Timmins, Ontario P4N  4X2

Attention:

Kevin Filo

Phone:

705 268 0371

Email:

jkevinfilo@gmail.com

Any Notice is effective (i) if personally delivered  as described above, on the day of delivery if that day is a Business Day, and it was delivered  before 5:00 p.m. local time in the place of delivery or receipt, and otherwise on the next Business Day; or (ii) if sent by fax, on the day of transmission,  if that day is a Business Day and the fax transmission was made before 5:00p.m. local time in the place of delivery  or  receipt,  and  otherwise  on  the  next  Business  Day;  or  (iii)  if  by registered  mail, on  the fourth  Business  Day  following  the day  on  which it  is mailed, except  that  if at any time  between  the date  of  mailing  and the fourth Business Day thereafter  there is a general discontinuance  or disruption of postal service, Notice must be given by means other than mail; or (iv) if by electronic mail, on the day the sender receives confirmation  of receipt by return electronic mail from the recipient, if that day is a Business Day and if the confirmation was received  prior to 5:00  p.m. local  time  in the  place  of delivery  or  receipt, and otherwise on the next Business Day.

8.3

Binding  Effect; Assignment.  This Agreement enures to the benefit of and binds the Parties' respective successors and permitted assigns. Neither Party may assign, any of its rights or obligations hereunder without the prior written consent of the other Party.

8.4

Further  Assurances.   The Parties  covenant  and  agree that, from  time to time subsequent  to the  Closing  Date,  they  will, at  the  request  and  expense  of  the requesting Partyt execute and deliver all such documents, including all such additional conveyances, transfers, consents and other assurances and do all such other acts and things as each other  Party, acting  reasonably,  may from time to time request be executed  or done in order to give effect fully to any provision of this Agreement or of any agreement or other document executed  pursuant to this Agreement or any of the respective obligations  intended to be created hereby or thereby.

8.5

Remedies  Cumulative.    Except as othetwise provided in this Agreement, the rights, remedies and powers provided in this Agreement to a Party are cumulative and in addition to, and are not exclusive of or in substitution for, any rights, remedies and powers otherwise available to that Party.

8.6

Waiver.   No waiver of satisfaction of a condition  or non-performance of an obligation under this Agreement is effective unless it is in writing and signed by the Party granting the waiver. No waiver under this Section affects the exercise of any other rights under this Agreement.

8.7

Counterparts.  This Agreement may be signed in any number of counterparts, each of which is an original, and all of which taken together constitute one single document. Counterparts may be transmitted by fax or in electronically scanned form. Any Party transmitting by fax or electronically will also deliver the original counterpart to the other Party, but failure to do so does not invalidate this Agreement.

8.8

Arbitration

In the event of any dispute between the parties with respect to this Agreement or any matter governed by this Agreement which the parties are unable to resolve, the matter shall be decided by arbitration as follows:

The party desiring arbitration shall nominate one arbitrator and shall notify the other party of such nomination and the other party shall within 30 days after receiving such notice nominate one arbitrator and the two arbitrators shall select an umpire to act jointly with them. If these arbitrators shall be unable to agree upon the selection of such umpire, the umpire shall be designated by any Justice of a court of competent jurisdiction in the Province of Ontario. If the party receiving the notice of nomination of an arbitrator by the party desiring arbitration fails within this 30 day period to nominate an arbitrator, the arbitrator nominated by the party desiring arbitration may proceed alone to detennine the dispute. Any decision reached pursuant to this section shall be final and binding upon the parties. Insofar as they do not conflict with the provisions hereof, the provisions of The Arbitration Act (Ontario),  as amended from time to time, shall be applicable.

For the purposes of this section, each person forming a part of the Owner shall be only treated as one party (in other words, the Owner alone is one party).

Executed to be effective as of the date first written above.

2090720 ONTARIO INC.

/s/ Kevin Fila

Name: Kevin Fila

Title:   President

If you are in agreement with the foregoing, please so indicate by signing and returning to us the enclosed copy of this agreement.

SAGE GOLD INC.

/s/ C. Nigel Lees

Name: C. Nigel Lees

Title:   President and Chief Executive Officer

SCHEDULE A

SOLOMON'S PILLARS PROPERTIES

Solomon's Pillars 21 year Lease (Mining and Surface Rights)

Lease No.	PIN	Parcel Number	Expiry Date
107144	62409-0023	2508TBL	April1, 2019

Claim  No.

Township

Location

Soloman's  Pillars Unpatented Mining Claims:

Claim No.	Recording Date	Units	Township/Area	Due Date
TB835326	1985-May-21	1	LEDUC (G-0169)	2010-MAY-21
TB835327	1985-May-21	1	LEDUC (G-0169)	2010-MAY-21
TB845846	1985-May-21	1	LEDUC (G-0169)	2010-MAY-21
TB845847	1985-May-21	1	LEDUC (G-0169)	2010-MA Y-21

SCHEDULE AI

CLAIM LOCATION MAP SOLOMON'S  PILLARS PROJECT

Mining Claim Dispositions Page 1 of 2

Ontario
MINISTRY OF NORTHERN DEVELOPMENT, MINES AND FORESTRY

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Mining Claim Dispositions
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Explanatory Notes

TENURE ATTRIBUTES

Tenure Type:	Lease	**Sub-TenureType:**	21 Year
Lease or Licence:	107144	**Tenure Rights:**	Mining and Surface Rights
Start Date:	1998-Apr-01	**Lease Expiry Date:**	2019-Mar-31

LAND ATTRIBUTES

Status:	Active	**Area in Hectares:**		72.293	
Township or Area:		WALTERS			
Description:		TB222655 ETAL twp of Walters and Leduc			
Location No:		**Section or Block No:**			
Survey Plan:	55R-2563	**Part on Plan:**	1-4	**CLM No:**	
Land Registry Office:	THUNDER BAY	**Parcel No:**	2508LTB	**PIN No:**	62409-0023 (LT)

Claim Numbers	Lot	Concession		Claim Numbers	Lot	Concession
TB222655				TB377993		
TB222661				TB222656		

OWNER ATTRIBUTES

Owner:	SAGE GOLD INC.

This information is provided as a public service, but we cannot guarantee that the information is current or accurate. Readers should verify the information before acting on it.

http://www.mci.mndm.gov.on.ca/Claims/Cf_Claims/dis_dssm.CFM?Disp_Table_View_... 12/21/2010

Schedule A1

SCHEDULE B

VENDOR ROYALTY AGREEMENT

SCHEDULE B

Net Smelter Royalty

DEFINITION, CALCULATION AND PAYMENT OF NSR ROYALTY

The Net Smelter Royalty is the percentage provided in this Schedule attached and calculated and paid by Payer (as defined below) to the Royalty Holder (as defined below) in accordance with the following provisions:

1.

Definitions

Unless otherwise set forth below, all capitalized terms used in this Schedule shall have the meaning ascribed to them in the Agreement.

“Calendar Quarter” means each three-month period ending March 31st, June 30th, September 30th and December 31st of each calendar year.

“Mineral Content” means all marketable ores, concentrates, metals and minerals contained in Subject Ore as separately estimated by the Payer using head grade or assays taken prior to entering mill or heap leach facilities, mill or heap leach operation recover levels, and recoveries and other adjustments at the refinery, as key components in the calculation of Mineral Content.

“Mineral Price Quotation” for a Product means the final sale price as quoted for the Product on the London Metals Exchange, as published in Metals Week or a similar publication.  If publication of the final quotation on the London Metals Exchange shall be discontinued the parties shall select a comparable commodity quotation for purposes of calculating the Net Smelter Returns.  If such selection has not been completed prior to the end of the calendar month following the month in which the quotation is discontinued the average quotation for the calendar month in which the quotation is discontinued shall be used on an interim basis pending such selection..

“Net Smelter Royalty” for a Calendar Quarter in respect of all of the Product means the sum of

(i)

for each of the Products, the average Mineral Price Quotation for the Product for a Calendar Quarter multiplied by the total number of appropriate units of measurement of the Product beneficiated by the Payer or credited by the smelter, refiner or other bona fide purchaser to the Payer during that Calendar Quarter, less

(ii)

the deductions, adjustments and credits set forth in Section 3, with such sum multiplied by 1%.

“Payer” means the Party who produces and sells Products from the Property from which the Royalty Holder is entitled to a Royalty as provided in the agreement.

“Product” shall mean subject ore at its highest stage of processing.

“Property” shall have the definition provided in the agreement.

“Royalty Holder” means the party or its successors or assigns that becomes entitled to a Royalty, as provided in the Agreement.

“Smelter Returns” for a Calendar Quarter in respect of all of the Products means, for each of the Products, the average Mineral Price Quotation for the Product for a Calendar Quarter multiplied by the total number of appropriate units of measurement of the Product beneficiated by the Payer or credited by the smelter, refiner or other bona fide purchaser to the Payer during that Calendar Quarter.

“Subject Ore” means all ore mined by the Payer from the Property.

2.

Reservation Of Royalty

The Payer shall pay and the Royalty Holder shall be entitled to receive as the royalty, 1% of Net Smelter Returns except as such percent is reduced pursuant to the Agreement.

3.

NSR Deductions

In calculating the Net Smelter Royalty, the Payer shall be entitled to deduct from Smelter Returns the following costs, to the extent incurred and borne by the Payer:

(a)

all smelting, mining and refining costs, and treatment charges and penalties at the smelter or refinery including, but without being limited to deductions charged for metal losses and penalties for impurities;

(b)

all costs of transporting the Products from the Property to a smelter, mint or refinery including, without restricting the generality of the foregoing, any and all costs of insurance in respect thereto;

(c)

all sampling, assaying and representation charges in connection with sampling and assaying carried out after the Products have left the Property;

(d)

cost and expenses of marketing the Products, if any, and

(e)

taxes levied by any government on the value of Products produced or sold, but excluding income taxes is such charges are actual costs payable out the proceeds received from a bona fide purchaser or are shown as deductions therefrom.

4.

General Provisions

(a)

Arm’s Length Provision

If smelting and/or refining are carried out in facilities owned or controlled by the Payer, charges, Costs and penalties for such operations, including transportation shall mean the amount that the Payer would have incurred if such operations were carried out at facilities not owned or controlled by the Payer then offering similar custom services for comparable products on prevailing terms.

(b)

Payment of the Royalty

All royalty or provisional royalty payments will be payable on or before the 30th day following each Calendar Quarter.  Each such quarterly payment to the Royalty Holder shall be accompanied by a statement in reasonable detail showing the calculation of the payment.  Each such quarterly payment shall be subject to adjustment as provided below in the next quarterly payment or when the final report for the year is issued as specified below.

(c)

Provisional Payments

If any payment becomes due and payable to the Royalty Holder prior to the Payer’s final estimates of the total amount payable, then the Payer shall pay the Royalty Holder a provisional   royalty payment using the Payer’s then current estimates of the amount payable for Products   produced during the Calendar Quarter.

(d)

Adjustments

The following adjustments shall be taken into account in determining the royalty payments or provisional royalty payments and shall be specified in a statement which will accompany each payment:

(i)

Any adjustments to charges, costs, deductions or expenses imposed upon or given to the Payer but not taken into account in determining previous royalty payments;

(ii)

Any adjustments in the number of appropriate units of measurement of Products beneficiated by the Payer, or previously credited to the Payer by a smelter, refiner or bona fide purchaser of Products shipped or sold by the Payer;

(iii)

Any adjustment in Mineral Content and average percentage recovery; and

(iv)

Any payments that have not otherwise been credited against previous royalty payments.

(e)

Annual Final Report

Within 90 days after the end of each calendar year, the Payer shall deliver or cause to be delivered to the Royalty Holder a final report for the year certified as being accurate by a responsible officer of the Payer showing in reasonable detail the calculation of the royalty due the Royalty Holder for the prior year and all adjustments to the quarterly or other periodic reports and   payments for the year. With such final report, the Payer shall, if applicable, make such additional   royalty payment as is required by the report.  If such report indicates that the Royalty Holder has received more than it should have been paid in respect of the royalty due to the Royalty Holder, then the excess shall be deducted from the next payment obligation owed pursuant to the   provisions of this Schedule or, in the event of a temporary or permanent cessation of production, the Royalty Holder shall repay the excess within 15 days of the annual report.

Upon any assignment, conveyance, termination or abandonment of the Property or any portion thereof, as the case may be by the Payer, the Payer shall have no further obligation to the Royalty Holder in respect of the Property or such portion, as the case may be:  provided that, in the case of assignment or conveyance, it shall be a condition of any assignment or conveyance that the   assignee or transferee shall have agreed to assume the Payer’s obligation to the Royalty Holder to pay the royalty in respect of that portion of the Property acquired by such assignee or transferee.

(f)

Assignment by Royalty Holder

Notwithstanding anything to the contrary herein contained, if any part of the right to receive the Royalty is assigned by the Royalty Holder, it shall be a condition of such assignment that the assignee agrees with the Payer and all other parties entitled to receive any part of the Royalty as follows:

(i)

the amount of any royalty payable hereunder shall be settled only with the Royalty Holder or an authorized nominee (herein collectively called the “Nominee”) as designated by notice to the Payer (such notice to be executed by all parties entitled to receive any part of the Royalty), and such settlement shall be final and binding upon all interested parties and the Payer shall not be required to make any accounting to any 0person save such Nominee;

(ii)

payment of the royalty shall be made only to or to the order of the Nominee “In Trust” and such payment shall constitute a full and complete discharge to the Payer and it shall have no obligation to see to the distribution of any such payment;

(iii)

the Payer may settle disputes arising hereunder with the Nominee and such settlement shall be final and binding upon all interested parties;

(iv)

the Payer may rely upon any direction, advice or authorization signed by the Nominee and may act thereon as if the same was signed by all interested parties, and;

(v)

the Payer shall not be required to deal with any person except the Nominee.  Each interested party shall exercise all of their respective rights only through the Nominee and shall require each of their respective assignees to agree in writing to be bound by the provisions hereof.

(g)

Royalty Running With the Property

The royalty created herein shall be a real property interest in all portions of the Property to which the royalty applies sufficient to secure the royalty payments herein provided.

(h)

Abandonment

In the event Payer intends to abandon any of the lands comprising a portion or all of the Property (“Abandonment Property”) Payer shall first give notice of such intention to Royalty Holder at least 70 days in advance of the proposed date of abandonment.  If no later than 10 days before the proposed date of abandonment Payer receives from Royalty Holder written notice that Royalty Holder desires Payer to convey the Abandonment Property to Royalty Holder Payer shall without additional consideration convey the Abandonment Property in good standing by quit claim deed, without warranty, to Royalty Holder and shall thereafter have no further obligation to maintain the title to the Abandonment Property.  If Royalty Holder does not timely give such notice to Payer, Payer may abandon the Abandonment Property and shall thereafter have no further   obligation to maintain the title to the Abandonment Property, provided, however, if Payer reacquires any of the ground covered by the Abandonment Property at any time within five (5) years following abandonment.  Minerals previously or thereafter produced from such ground shall be subject to this Agreement.

SCHEDULE "B"

CALCULATION OF NET SMELTER RETURN AND ROYALTY

Attached to and forming part of the KING SOLOMON'S PILLARS Option Agreement between Sage Gold Inc. and Lyle Henry Arthur Holt and Nolan Merritt Thomas Cox dated the 16th day of November . 2007.

1

Definitions

Where used herein:

a)

"Agreement" means the Agreement to which this schedule is attached;

b)

"Costs" means all costs, charges, and expenses incurred in delivering Products to a purchaser including, but without limitation, smelting, refining, and other treatment charges, penalties, sampling and assay costs, umpire assay costs, costs of insurance, freight and transportation of Products from the mine to the smelter, refiner or other party taking delivery of the Products, excise and sales taxes, customs, duties, government royalties on gross production, sales commissions, discounts, and other 'marketing costs further deducted at the smelter or refinery from the gross proceeds for the Products or paid by the Royalty Payer , except for income taxes which are specifically excluded;

c)

"Fiscal Period" means a six month period ending on the last day of March, June, September and December of each calendar year;

d)

"Net Smelter Return" and "NSR" has the meaning given by paragraph 2 of this schedule;

e)

"Products" means all ores, concentrates, minerals or other products removed from the Property and sold;

f)

"Revenue"  means  revenues received during each  Fiscal Period for the sale of Products by the Royalty Payer, the value of which shall be determined as follows:

If the Product is fine gold or silver, the value is the amount of fine gold or silver disposed of during the Fiscal Period multiplied by:

(A)

For gold the average London Bullion Brokers P.M. gold fixing for the Fiscal Period;

(B)

For silver the average Handy and Harman Noon Silver quotation for the Fiscal Period.

(C)

The average price for the Fiscal Period shall be determined by dividing the sum of all daily prices posted during the Fiscal Period by the number of days that prices were posted. The posted price will be obtained from the Wall Street Journal, Reuters, E. and M. J. or any other reliable source. If either the London Bullion Brokers P.M. Gold Fixing or the Handy and Harman Noon

2

Silver quotation ceases to be published, the parties shall agree upon a similar alternative method to determine the average daily spot market price for gold or silver, as the case may be. If the parties are unable to agree upon an alternative method determining the average daily spot market price for gold or silver, as the case may be, such dispute shall be submitted to arbitration in accordance with the Agreement;

If the Product is ore, concentrate, precipitate, leach solution or any mineral substance other than fine gold or silver, the value is the amount of revenues paid by the smelter, refiner or other purchaser,  plus any bonuses and subsidies less all penalties, umpire assaying, assaying, sampling charges, and insurance costs, whether deducted by such purchaser or otherwise paid or incurred by Royalty Payer.

g)

Where revenue otherwise to be included under this subsection is received by Royalty Payer in a transaction with a party with whom it is not dealing at arm's length, the revenue to be included shall be based on the fair market value under the circumstances and at the time of the transaction.

h)

Royalty Interest.. means the percentage of Royalty Payer's NSR payable to Royalty Holder pursuant to the Agreement;

i)

"Royalty Holder" means the party entitled to payment of a royalty pursuant to the

Agreement,

j)

"Royalty Payer" means the party obliged to pay a royalty pursuant to the

Agreement,

k)

"Properties" means the Mineral Properties set forth in the Agreement.

l)

Capitalized terms which are not specifically defined in this Schedule shall have the meaning given to them in the Agreement

2

Net Smelter Returns Royalty

For each Fiscal Period, Royalty Payer shall pay Royalty Holder a royally in an amount equal to the percentage of Royalty Payer's Net Smelter Return for such Fiscal Period required by the Agreement calculated and paid in accordance with this Schedule provided that any and all Advance Royalties previously paid by the Royalty Payer shall be deducted therefrom.

3

Calculation of Net Smelter Return

Royalty's Holder's Net Smelter Return (the "Net Smelter Return") from the Properties for each Fiscal period means the excess, if any, of Revenues for such Fiscal Period less Costs. The Net Smelter Return shall be computed at the end of each Fiscal Period. On or before the last day of the third month following each Fiscal Period, a statement shall be furnished setting forth in reasonable detail the computation of the Net Smelter Return for the previous Fiscal period and the Royalty Interest due to the Royalty Holder, if any. Payment of the Royalty Interest due, if any, shall be enclosed with such statement.

3

4

Audit

a)

The Royalty Holder, upon written notice to the Royalty Payer shall have the right to have an independent firm of chartered accountants audit the records that relate to the calculations of the Royalty Interest within six months after receipt of each payment described in this Schedule.

b)

The Royalty Holder shall be deemed to have waived any right it may have had to object to a payment made for any calendar year unless it provides notice in writing of such objection within six (6) months after receipt of each payment. If the parties are unable to resolve any such dispute within sixty (60) days after receipt of such notice, the dispute shall be resolved by arbitration as provided for in the Agreement.

5

Commingling of Ore

Before any Products from the Mineral Properties are commingled with ores and minerals from other properties, the Products from the Mineral Properties shall be measured and sampled in accordance with sound mining and metallurgical practices for moisture, metal, commercial minerals and other appropriate content. Representative samples of the Products shall be retained by Sage and assays (including penalty substances) and other appropriate analyses of  these  samples  shall  be  made  before  commingling to  determine  metal,  commercial minerals  and other appropriate  content.   Detailed records  shall be kept by Sage showing measures, moisture, assays of metal, commercial and other appropriate content and penalty substances, and gross metal content of the Products. From this information, Sage shall determine  the  amount  payable  to  Owner  from  Products  from  the  Mineral  Properties commingled  with  ores  and  minerals  from  other  properties,  subject  at  all times  to  the deduction of any and all Advance Royalties theretofore  paid by Sage to Owner

6

Royalty Payer to Determine  Operations

The Royalty Payer may, but will not be obligated to treat, mill, heap leach, sort, concentrate, refine, smelt, or otherwise process, beneficiate or upgrade the ores, concentrates, and other Products at sites located on or off the Properties, prior to sale, transfer, or conveyance to a purchaser, user, or consumer.  The Royalty Payer will not be liable for mineral values lost in processing under sound practices and procedures, and no net Smelter Returns Royalty will be due on any such lost mineral values.  The Royalty Payer will have complete discretion concerning the nature, timing and extent of all exploration, development, mining and other operations conducted on or for the benefit of the Properties and may suspend operations and production on the Propertties  at any time it considers prudent or appropriate to do so. The Royalty Payer will owe the Royalty Holder no duty to explore, develop or mine the Properties, or to do so at any rate or in any manner  other than that  which  the Royalty  Payer may determine in its sole and unfettered  discretion. The Royalty Payer may, but is not obligated to, retain ore or treated ore products containing minerals as inventory for any length of time and for any reason.  Raw minerals stockpiles are not subject to a royalty interest until treated and the products are delivered  and sold.  The Royalty Payer will have no obligation to sell any minerals at any time.  The Royalty Payer may stockpile any ores, minerals or materials, or other products from the Properties at such place or places as the Royalty Payer may elect. If the Royalty Payer stockpiles or holds in inventory any ore or other products that have been processed and are in a form that is saleable without sale for more than one hundred twenty (120) days, such ore and other products shall be deemed to have been sold on the last day of the one hundred twenty (120) day period and shall pay to the Royalty Holder the royalty due hereunder to the Royalty Holder on such deemed sale

4

calculated  as provided herein.

7

Trading Activities of Royalty Payer

The Royalty Payer will have the right to market and sell refined metals and other Products in any manner it may elect, and will have the right to engage in forward sales, futures trading or commodity  options  trading  and  other  price  hedging,  price  protection,   and  speculative arrangements  ("trading  activities")  which  may  involve  the  possible  physical  delivery  of Products.  The Net Smelter Returns Royalty will not apply to, and the Royalty Holder will not be entitled to participate in, the proceeds generated by the Royalty Payer, a shareholder  of the Royalty Payer, or an Affiliate  of either in trading activities or in the actual marketing or sales of Products.   In determining  the net proceeds from any Products  subject to the Net Smelter Returns Royalty, the Royalty Payer will not be entitled to deduct any losses suffered by the Royalty Payer, a shareholder or an Affiliate in trading activities. In the event that the Royalty Payr engages in trading activities, the Net Smelter Returns Royalty will be determined qn the basis of the value of Products produced and without regard to the price or proceeds actually received by the Royalty Payer, for or in connection with the sale, or the manner in which a sale to a third party is made by the Royalty Payer. In the event that the Royalty Payer engages in trading activities in respect of Products other than refined metals, the gross proceeds will be determined on the basis of the value of such Products ex head frame or mine site loading facility in the case of ores or ex mill or other treatment facility in the case of other Products.

8

Confidentiality

All information, data, reports, records, feasibility studies and test results relating to the Properties and the activities of the Royalty Payer or any other party thereon and the terms and conditions of this Agreement, all of which will hereinafter be referred to as "confidential information", will be treated by the Royalty Holder as confidential and will not be disclosed to any person not a Party to this Agreement, except in the following circumstances:

(a)

the Royalty Holder may disclose confidential information to its auditors, legal counsel, institutional lenders, brokers, underwriters and investment bankers, provided that such non-party users are advised of the confidential nature of the confidential information, undertake to maintain the confidentiality thereof and are strictly limited in their use of the confidelntial information  to those purposes necessary  for such non-party users to perform the services for which they were retained by the Royalty Holder;

(b)

the Royalty Holder may disclose confidential information where that disclosure is necessary to comply with its disclosure obligations and requirements under any securities law, rules or regulations or stock exchange listing agreements, policies or requiref11ents or in relation to proposed credit arrangements, provided that the proposed disclosure is limited to factual matters and that the Royalty Holder will have availed itself of the full benefits of any laws, rules, regulations or contractual rights as to disclosure on a confidential basis to which it may be entitled; or with the approval of the Royalty Payer

(c)

Any confidential information that becomes part of the public domain by no act or omission in breach of this Section 10 will cease to be confidential information for the purposes of this Section 10.

5

9

No Partnership

This Agreement is not intended to, and will not be deemed to, create any partnership relation between the Parties including,  without limitation, a mining partnership or commercial partnership.  The obligations  and liabilities of the Parties will be several and not joint and neither Party will have or purport to have any authority to act for or to assume any obligations or responsibility on behalf of the other Party.  Nothing herein contained  will be deemed to constitute a Party the partner, agent or legal representative of the other Party or to create any fiduciary relationship between the Parties.

SCHEDULE "C"

PERMITTED ENCUMBRANCES

(a)

all instruments registered on the mining claim abstracts published by the Ministry of Northern Development and Mines (Ontario) for the unpatented mining claims.

(b)

All instruments registered against title to the patented mining claims;

(c)

security given to a public utility or any governmental  authority when required in the  ordinary   course  of  business  including,  without  limitation,  liens  given  in connection with reclamation bonds, environmental bonds or operating permits.

(d)

liens  for  taxes,  assessments  or  governmental  charges  incurred  in  the  ordinary course of business that are not yet due and payable.

(e)

rights reserved  to or vested in any governmental  authority by the terms of any lease,  license,   franchise,   grant  or  permit   or  by  any  statutory   provision,  to terminate the same, to take action which results in an expropriation, or to require annual or other payments as a condition to the continuance thereof;

(f)

construction, contractors', mechanics', carriers', warehousemen's, suppliers'  and materialmen's liens and liens in respect of vacation pay, workers'  compensation, unemployment insurance or similar statutory obligations, provided the obligations secured by such liens are not yet due and payable and, in the case of construction liens, which have not yet been filed or for which the Sage has not received written notice of a lien;

(g)

Minor encumbrances, including without limitation, servitudes, encroachments, easements, rights-of-way, restrictive covenants or other similar rights in land granted to or reserved by other persons, rights-of-way and other similar rights and restrictions, which do not in the aggregate materially detract from the value of the Property or materially impair the existing uses of the Property;

(h)

title  defects  or  irregularities  which  are  of  a  minor  nature  and  which  do  not materially detract from the value of the Property;

(i)

the reservation  in  any  original  grants  from  the  Crown  of  any land  or interest therein and statutory exceptions to title; and

(j)

the royalties referred to on Schedule “A” of this Agreement.